EXECUTION VERSION AGREEMENT AND PLAN OF MERGER by and among ARROW FINANCIAL CORPORATION ARROW MERGER SUB, INC. and ADIRONDACK BANCORP, INC. _____________________ Dated as of February 25, 2026

Table of Contents ARTICLE I THE MERGER ........................................................................................................... 2 1.1 The Merger.......................................................................................................................... 2 1.2 Closing. ............................................................................................................................... 2 1.3 Effective Time. ................................................................................................................... 2 1.4 Effects of the Merger. ......................................................................................................... 3 1.5 Conversion of Adirondack Common Stock. ....................................................................... 3 1.6 Treatment of Adirondack Restricted Stock. ........................................................................ 4 1.7 Merger Sub Stock. .............................................................................................................. 5 1.8 Certificate of Incorporation of Interim Surviving Corporation. ......................................... 5 1.9 Bylaws of Interim Surviving Corporation. ......................................................................... 5 1.10 Directors and Officers of Interim Surviving Corporation. .................................................. 5 1.11 Tax Consequences. ............................................................................................................. 6 1.12 Holdco Merger. ................................................................................................................... 6 1.13 Bank Merger. ...................................................................................................................... 7 ARTICLE II EXCHANGE OF SHARES ...................................................................................... 7 2.1 Arrow to Make Merger Consideration Available. .............................................................. 7 2.2 Exchange of Shares. ............................................................................................................ 8 ARTICLE III REPRESENTATIONS AND WARRANTIES OF ADIRONDACK .................... 10 3.1 Corporate Organization. .................................................................................................... 10 3.2 Capitalization. ................................................................................................................... 12 3.3 Authority; No Violation. ................................................................................................... 13 3.4 Consents and Approvals. .................................................................................................. 15 3.5 Reports. ............................................................................................................................. 15 3.6 Financial Statements. ........................................................................................................ 16 3.7 Broker’s Fees. ................................................................................................................... 18 3.8 Absence of Certain Changes or Events. ............................................................................ 18 3.9 Legal Proceedings. ............................................................................................................ 18 3.10 Taxes and Tax Returns...................................................................................................... 18 3.11 Employees and Employee Benefit Plans. ......................................................................... 21 3.12 Compliance with Applicable Law. ................................................................................... 24 3.13 Certain Contracts. ............................................................................................................. 25 3.14 Agreements with Regulatory Agencies. ........................................................................... 28 3.15 Risk Management Instruments. ........................................................................................ 28 3.16 Environmental Matters...................................................................................................... 28 3.17 Investment Securities and Commodities. .......................................................................... 29 3.18 Real Property. ................................................................................................................... 29 3.19 Intellectual Property; Company Systems. ......................................................................... 30 3.20 Related Party Transactions. .............................................................................................. 32

3.21 State Takeover Laws. ........................................................................................................ 32 3.22 Reorganization. ................................................................................................................. 33 3.23 Opinion. ............................................................................................................................ 33 3.24 Adirondack Information.................................................................................................... 33 3.25 Loan Portfolio. .................................................................................................................. 33 3.26 Insurance. .......................................................................................................................... 35 3.27 Subordinated Indebtedness. .............................................................................................. 35 3.28 No Investment Advisor Subsidiary; No Broker-Dealer Subsidiary. ................................. 35 3.29 No Other Representations or Warranties. ......................................................................... 36 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ARROW AND MERGER SUB ...................................................................................................................................................... 36 4.1 Corporate Organization. .................................................................................................... 36 4.2 Capitalization. ................................................................................................................... 37 4.3 Authority; No Violation. ................................................................................................... 38 4.4 Consents and Approvals. .................................................................................................. 40 4.5 Reports. ............................................................................................................................. 40 4.6 Financial Statements. ........................................................................................................ 41 4.7 Broker’s Fees. ................................................................................................................... 43 4.8 Absence of Certain Changes or Events. ............................................................................ 43 4.9 Legal Proceedings. ............................................................................................................ 43 4.10 Taxes and Tax Returns...................................................................................................... 44 4.11 Employees and Employee Benefit Plans. ......................................................................... 45 4.12 Compliance with Applicable Law. ................................................................................... 47 4.13 Certain Contracts. ............................................................................................................. 48 4.14 Agreements with Regulatory Agencies. ........................................................................... 48 4.15 Risk Management Instruments. ........................................................................................ 49 4.16 Environmental Matters...................................................................................................... 49 4.17 Investment Securities and Commodities. .......................................................................... 50 4.18 Real Property. ................................................................................................................... 50 4.19 Intellectual Property; Company Systems. ......................................................................... 51 4.20 Related Party Transactions. .............................................................................................. 52 4.21 State Takeover Laws. ........................................................................................................ 52 4.22 Reorganization. ................................................................................................................. 53 4.23 Opinion. ............................................................................................................................ 53 4.24 Arrow Information. ........................................................................................................... 53 4.25 Loan Portfolio. .................................................................................................................. 53 4.26 Insurance. .......................................................................................................................... 54 4.27 Subordinated Indebtedness. .............................................................................................. 54 4.28 No Investment Advisor Subsidiary; No Broker-Dealer Subsidiary. ................................. 55 4.29 No Other Representations or Warranties. ......................................................................... 55 ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS ............................... 55 5.1 Conduct of Businesses Prior to the Effective Time. ......................................................... 55 5.2 Adirondack Forbearances. ................................................................................................ 56

5.3 Arrow Forbearances. ......................................................................................................... 59 ARTICLE VI ADDITIONAL AGREEMENTS ........................................................................... 61 6.1 Regulatory Matters............................................................................................................ 61 6.2 Access to Information; Confidentiality. ............................................................................ 63 6.3 Non-Control. ..................................................................................................................... 64 6.4 Shareholder Approvals...................................................................................................... 64 6.5 Legal Conditions to Merger. ............................................................................................. 65 6.6 Stock Exchange Listing. ................................................................................................... 66 6.7 Employee Matters. ............................................................................................................ 66 6.8 Indemnification; Directors’ and Officers’ Insurance. ....................................................... 69 6.9 Additional Agreements. .................................................................................................... 70 6.10 Advice of Changes. ........................................................................................................... 70 6.11 Litigation. .......................................................................................................................... 71 6.12 Corporate Governance. ..................................................................................................... 71 6.13 Acquisition Proposals. ...................................................................................................... 71 6.14 Public Announcements. .................................................................................................... 73 6.15 Change of Method............................................................................................................. 73 6.16 Restructuring Efforts. ........................................................................................................ 74 6.17 Takeover Statutes. ............................................................................................................. 74 6.18 Operating Functions. ......................................................................................................... 74 ARTICLE VII CONDITIONS PRECEDENT ............................................................................. 75 7.1 Conditions to Each Party’s Obligation to Effect the Merger. ........................................... 75 7.2 Conditions to Obligations of Arrow and Merger Sub. ...................................................... 75 7.3 Conditions to Obligations of Adirondack. ........................................................................ 76 ARTICLE VIII TERMINATION AND AMENDMENT ............................................................ 77 8.1 Termination. ...................................................................................................................... 77 8.2 Effect of Termination. ....................................................................................................... 79 ARTICLE IX GENERAL PROVISIONS .................................................................................... 80 9.1 Nonsurvival of Representations, Warranties and Agreements. ........................................ 80 9.2 Amendment. ...................................................................................................................... 80 9.3 Extension; Waiver. ............................................................................................................ 80 9.4 Expenses. .......................................................................................................................... 81 9.5 Notices. ............................................................................................................................. 81 9.6 Interpretation. .................................................................................................................... 82 9.7 Counterparts. ..................................................................................................................... 83 9.8 Entire Agreement. ............................................................................................................. 83 9.9 Governing Law; Jurisdiction............................................................................................. 83

9.10 Waiver of Jury Trial. ......................................................................................................... 83 9.11 Assignment; Third-Party Beneficiaries............................................................................. 84 9.12 Specific Performance. ....................................................................................................... 84 9.13 Severability. ...................................................................................................................... 85 9.14 Confidential Supervisory Information. ............................................................................. 85 9.15 Delivery by Electronic Transmission................................................................................ 85 Exhibit A – Form of Bank Merger Agreement Exhibit B – Form of Adirondack Voting Agreement Exhibit C – Form of Adirondack Lock-Up Agreement Exhibit D – Corporate Governance

AGREEMENT AND PLAN OF MERGER AGREEMENT AND PLAN OF MERGER, dated as of February 25, 2026 (this “Agreement”), by and among Arrow Financial Corporation, a New York corporation (“Arrow”), Arrow Merger Sub, Inc., a Maryland corporation and a direct, wholly-owned subsidiary of Arrow (“Merger Sub”), and Adirondack Bancorp, Inc., a New York corporation (“Adirondack”). W I T N E S S E T H: WHEREAS, the Boards of Directors of Arrow, Merger Sub and Adirondack have determined that it is in the best interests of their respective companies and their respective shareholders, to consummate the strategic business combination transaction provided for herein, pursuant to which Merger Sub will, subject to the terms and conditions set forth herein, merge with and into Adirondack (the “Merger”), so that Adirondack is the surviving corporation (hereinafter sometimes referred to in such capacity as the “Interim Surviving Corporation”) in the Merger and, as soon as reasonably practicable following the Merger and as part of a single integrated transaction for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), the Interim Surviving Corporation will, subject to the terms and conditions set forth herein, merge with and into Arrow (the “Holdco Merger”), so that Arrow is the surviving corporation in the Holdco Merger (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”); WHEREAS, immediately following the consummation of the Holdco Merger, Adirondack Bank, a New York bank organized under the Laws of the State of New York and a wholly-owned direct Subsidiary of Adirondack (“Adirondack Bank”), will merge (the “Bank Merger”) with and into Arrow Bank National Association, a national bank organized under the Laws of the United States and a wholly-owned Subsidiary of Arrow (“Arrow Bank”), so that Arrow Bank is the surviving entity in the Bank Merger and is a wholly-owned direct Subsidiary of Arrow, pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof, by and between Arrow Bank and Adirondack Bank, and attached hereto as Exhibit A (the “Bank Merger Agreement”); WHEREAS, in furtherance thereof, the Board of Directors of Adirondack has unanimously approved this Agreement and the transactions contemplated hereby and has directed that this Agreement be submitted to a vote of its shareholders for approval and have recommended that its shareholders approve this Agreement; WHEREAS, in the furtherance thereof, the Boards of Directors of Arrow and Merger Sub have unanimously approved this Agreement and the transactions contemplated hereby; WHEREAS, for federal income tax purposes, it is intended that the Merger and the Holdco Merger, taken together, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code; WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and an inducement for Arrow to enter into this Agreement, all of the directors and certain shareholders of Adirondack have entered into separate Voting Agreements with Arrow, substantially in the form attached hereto as Exhibit B (collectively, the “Adirondack Voting Agreements”) in connection with the Merger; WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and an inducement for Arrow to enter into this Agreement, certain shareholders of Adirondack have entered into separate Lock-Up Agreements with Arrow, substantially in the form attached hereto as Exhibit C (collectively, the “Adirondack Lock-Up Agreements”) in connection with the Merger; WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the transactions contemplated hereby and also to prescribe certain conditions to the transactions contemplated hereby. NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows: ARTICLE I THE MERGER 1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the New York Business Corporation Law (the “NYBCL”) and the and Maryland General Corporation Law (the “MGCL”) at the Effective Time, Merger Sub shall merge with and into Adirondack. Adirondack shall be the Interim Surviving Corporation in the Merger, and shall continue its corporate existence under the Laws of the State of New York. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate. 1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place (a) by electronic exchange of documents at 10:00 a.m., New York City time, on the last Business Day of the first month in which the conditions set forth in Article VII hereof have been satisfied or, if permitted by Law, waived (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof); or (b) at such other date, time or place as Arrow and Adirondack may mutually agree in writing after all of such conditions have been satisfied or, if permitted by Law, waived (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof). The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. 1.3 Effective Time. The Merger shall become effective as set forth in the certificate of merger to be filed with the New York Department of State and the articles of merger to be filed with Maryland State Department of Assessments and Taxation (the “MDAT”), respectively, on the Closing Date

(collectively, the “Certificates of Merger”). The term “Effective Time” shall be the date and time when the Merger becomes effective, as set forth in the Certificates of Merger, or at such other time as shall be provided by applicable law. 1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the NYBCL, the MGCL and this Agreement. 1.5 Conversion of Adirondack Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Arrow, Merger Sub, Adirondack or the holder of any securities of Arrow or Adirondack: (a) Subject to Sections 1.5(c) and 2.2(e), each share of the common stock, $5.00 par value, of Adirondack (the “Adirondack Common Stock”) issued and outstanding immediately prior to the Effective Time, except for shares of Adirondack Common Stock owned by Adirondack as treasury shares or owned by Arrow or Adirondack (in each case other than shares of Adirondack Common Stock (i) held in any employee benefit plans, trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or (ii) held, directly or indirectly, by Adirondack or Arrow in respect of debts previously contracted), shall be converted into the right to receive (i) 1.8610 shares (the “Exchange Ratio”, of the common stock, $1.00 par value, of Arrow (the “Arrow Common Stock”) and (ii) $18.72 in cash (“Cash Consideration and collectively with the Exchange Ratio, the “Merger Consideration”). (b) Notwithstanding anything in this Agreement to the contrary, shares of Adirondack Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Sections 623 and 910 of the NYBCL (“Appraisal Shares”) shall not be converted into the Merger Consideration as provided in Section 1.5(a), but instead, at the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of any such Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive payment of the fair value of such Appraisal Shares in accordance with Sections 623 and 910 of the NYBCL; provided, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Sections 623 and 910 of the NYBCL with respect to such Appraisal Shares or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Sections 623 and 910 of the NYBCL, then the right of such holder to receive the fair value of such holder’s Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Merger Consideration as provided in Section 1.5(a), less any applicable tax withholding. Adirondack shall give prompt written notice to Arrow of any demands received by Adirondack for appraisal of any shares of Adirondack Common Stock, and Arrow shall have the right to participate in, and direct all negotiations and Proceedings with respect to such demands. Adirondack shall not, without the prior written consent of Arrow, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. Prior to the Effective Time, Arrow shall not, except with the prior written consent of Adirondack, require Adirondack to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands. (c) All of the shares of Adirondack Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate,” it being understood that any reference herein to an “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Adirondack Common Stock) previously representing any such shares of Adirondack Common Stock shall thereafter represent only the right to receive (i) a New Certificate representing the number of whole shares of Arrow Common Stock which such shares of Adirondack Common Stock have been converted into the right to receive, (ii) the Cash Consideration, (iii) cash in lieu of fractional shares which the shares of Adirondack Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to this Section 1.5 and Section 2.2(e), without any interest thereon, and (iv) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Arrow Common Stock or Adirondack Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Exchange Ratio to give Arrow and the holders of Adirondack Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing contained in this sentence shall be construed to permit Adirondack or Arrow to take any action with respect to its securities or otherwise that is prohibited by the terms of this Agreement. (d) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Adirondack Common Stock owned by Adirondack as treasury shares or owned by Adirondack or Arrow (in each case other than shares of Adirondack Common Stock (i) held in any employee benefit plans, trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties, or (ii) held, directly or indirectly, by Adirondack or Arrow in respect of debts previously contracted) shall be cancelled and shall cease to exist and no Merger Consideration or other consideration shall be delivered in exchange therefor. 1.6 Treatment of Adirondack Restricted Stock. (a) Except as otherwise agreed between Arrow and Adirondack, at least three business days prior to the Effective Time Adirondack and its Subsidiaries shall cause, (i) all restricted stock awards in respect of a share of Adirondack Common Stock under the Adirondack Bancorp, Inc. 2022 Restricted Stock Plan (the “Adirondack Equity Plan” (each, an “Adirondack Restricted Stock Award”) which are outstanding as of the date hereof, to automatically and without any required action on the part of the holder thereof, accelerate in full and fully vest (to the extent unvested and subject to applicable Taxes required to be withheld, if any, with respect to such vesting) and shall at the Effective Time be converted into, and become exchanged for the

Merger Consideration on the same terms as, and shall be treated in the same manner as, all other shares of Adirondack Common Stock in accordance with Section 1.5(a), and (ii) all amounts due and payable pursuant to change in control agreements or other similar payments or benefits under any existing employment, change in control, or other severance agreement or arrangement of Adirondack and its Subsidiaries that become due and payable as a result of the Merger to be paid in full (subject to applicable Taxes required to be withheld, if any, with respect thereto). Adirondack shall, at a regularly scheduled payroll date or a supplemental payroll date prior to the Effective Time, withhold and remit all income and employment taxes resulting from the vesting of such Adirondack Restricted Stock Awards and payments pursuant to this Section 1.6(a)(ii) prior to Closing. (b) At or prior to the Effective Time, Adirondack, the Board of Directors of Adirondack, or the compensation committee of the Board of Directors of Adirondack, as applicable, shall adopt resolutions and take any actions that are necessary to effectuate the treatment of the Adirondack Restricted Stock Awards consistent with the provisions of this Section 1.6. 1.7 Merger Sub Stock. At and after the Effective Time, each share of common stock of Merger Sub, par value $0.01 per share (“Merger Sub Common Stock”), issued and outstanding immediately prior to the Effective Time shall at the Effective Time be converted into and become one share of common stock, $5.00 par value, of the Interim Surviving Corporation. 1.8 Certificate of Incorporation of Interim Surviving Corporation. At the Effective Time, the Certificate of Incorporation of Adirondack (the “Adirondack Articles”), as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Interim Surviving Corporation until thereafter amended in accordance with its terms and applicable Law. 1.9 Bylaws of Interim Surviving Corporation. At the Effective Time, the Adirondack Amended and Restated Bylaws (the “Adirondack Bylaws ”) shall be the bylaws of the Interim Surviving Corporation until thereafter amended in accordance with their terms and applicable Law. 1.10 Directors and Officers of Interim Surviving Corporation. Following the Effective Time, the directors and officers of the Merger Sub immediately prior to the Effective Time shall, at and after the Effective Time, be the directors and officers, respectively, of the Interim Surviving Corporation, such individuals to serve in such capacities until such time as their respective successors shall have been duly elected or appointed and qualified or until their respective earlier death, resignation or removal from office.

1.11 Tax Consequences. It is intended that the Merger and the Holdco Merger, taken together, shall be treated as an integrated transaction described in Revenue Ruling 2001-46, 2001-2 C.B. 321, and shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a plan of reorganization for the purposes of Sections 354 and 361 of the Code. This Agreement shall constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g) for purposes of Sections 354 and 361 of the Code (and any comparable provision of state Law) for federal and applicable state income tax purposes. 1.12 Holdco Merger. (a) General. As soon as reasonably practicable following the Merger and as part of a single integrated transaction for U.S. federal income tax purposes, Arrow shall cause the Interim Surviving Corporation to be, and the Interim Surviving Corporation shall be, merged with and into Arrow in accordance with the NYBCL. Arrow shall be the Surviving Corporation in the Holdco Merger, and shall continue its corporate existence under the laws of the State of New York. Upon consummation of the Holdco Merger, the separate corporate existence of the Interim Surviving Corporation shall terminate. Arrow and the Interim Surviving Corporation shall enter into a separate agreement and plan of merger to effect the Holdco Merger immediately after the Effective Time. (b) Holdco Merger Effective Time. Arrow and the Interim Surviving Corporation shall cause to be filed a certificate of merger with the New York Department of State with respect to the Holdco Merger (together, the “Holdco Merger Certificate”). The Holdco Merger shall become effective at such date and time as specified in the Holdco Merger Certificate in accordance with the relevant provisions of NYBCL, or at such other date and time as shall be provided by applicable law (such date and time hereinafter referred to as the “Holdco Merger Effective Time”). (c) Effects of the Holdco Merger. At and after the Holdco Merger Effective Time, the Holdco Merger shall have the effects set forth in the applicable provisions of the NYBCL and this Agreement. (d) Cancellation of Interim Surviving Corporation Stock. Each share of common stock, $5.00 par value, of the Interim Surviving Corporation, as well as each share of any other class or series of capital stock of the Interim Surviving Corporation, in each case that is issued and outstanding immediately prior to the Holdco Merger Effective Time, shall, at the Holdco Merger Effective Time, solely by virtue and as a result of the Holdco Merger and without any action on the part of any holder thereof, automatically be cancelled and retired for no consideration and shall cease to exist. (e) Arrow Stock. At and after the Holdco Merger Effective Time, each share of Arrow Common Stock issued and outstanding immediately prior to the Holdco Merger Effective Time shall remain an issued and outstanding share of Arrow Common Stock and shall not be affected by the Holdco Merger.

(f) Certificate of Incorporation of Surviving Corporation. At the Holdco Merger Effective Time, the Certificate of Incorporation of Arrow (the “Arrow Certificate”), as in effect immediately prior to the Holdco Merger Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and applicable law. (g) Bylaws of Surviving Corporation. At the Holdco Merger Effective Time, the Amended and Restated Bylaws of Arrow (the “Arrow Bylaws”) as in effect immediately prior to the Holdco Merger Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms and applicable law. (h) Directors and Officers of the Surviving Corporation. Subject to Section 6.12, at the Holdco Merger Effective Time, the directors and officers of Arrow as of immediately prior to the Holdco Merger Effective Time shall, at and after the Holdco Merger Effective Time, be the directors and officers, respectively, of the Surviving Corporation, such individuals to serve in such capacities until such time as their respective successors shall have been duly elected or appointed and qualified or until their respective earlier death, resignation or removal from office. 1.13 Bank Merger. Following the consummation of the Holdco Merger, Arrow Bank and Adirondack Bank may, at such time as Arrow elects, consummate the Bank Merger under which Adirondack Bank will merge with and into Arrow Bank pursuant to the Bank Merger Agreement. Arrow Bank shall be the Surviving Bank (the “Surviving Bank”) in the Bank Merger, and shall continue its corporate existence as a national bank. Upon consummation of the Bank Merger, the separate corporate existence of Adirondack Bank shall terminate. The Bank Merger shall become effective at such time and date as Arrow may elect. At such time as Arrow elects to consummate the Bank Merger, Adirondack Bank and Arrow Bank shall execute such certificates of merger and such other documents and certificates as are necessary, required or desirable to make the Bank Merger effective (the “Bank Merger Certificate”). ARTICLE II EXCHANGE OF SHARES 2.1 Arrow to Make Merger Consideration Available. At or prior to the Effective Time, Arrow shall deposit, or shall cause to be deposited, with an exchange agent designated by Arrow (the “Exchange Agent”), for the benefit of the holders of Old Certificates, for exchange in accordance with this Article II, (a) certificates or, at Arrow’s option, evidence of shares in book-entry form (collectively, referred to herein as “New Certificates”), representing the shares of Arrow Common Stock to be issued to holders of Adirondack Common Stock and (b) an amount of cash sufficient to pay the aggregate Cash Consideration payable to holders of Adirondack Common Stock and cash in lieu of any fractional shares (such cash and New Certificates, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”), to be issued pursuant to Section 1.5 and paid pursuant to Section 2.2(a).

2.2 Exchange of Shares. (a) As promptly as practicable after the Effective Time, but in no event later than five (5) Business Days thereafter, Arrow shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of Adirondack Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the Merger Consideration pursuant to Article I, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for New Certificates representing the number of whole shares of Arrow Common Stock, the Cash Consideration and any cash in lieu of fractional shares which the shares of Adirondack Common Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b). Upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a New Certificate, or, at the election of Arrow, a statement reflecting shares issued in book-entry form, representing that number of whole shares of Arrow Common Stock to which such holder of Adirondack Common Stock shall have become entitled pursuant to the provisions of Article I, and (ii) a check representing the amount of (A) the Cash Consideration, (B) any cash in lieu of fractional shares which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article II and (C) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2(b), and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the number of whole shares of Arrow Common Stock which the shares of Adirondack Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to Article I, the Cash Consideration and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.2. (b) No dividends or other distributions declared with respect to Arrow Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this Article II. After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Arrow Common Stock which the shares of Adirondack Common Stock represented by such Old Certificate have been converted into the right to receive. (c) If any New Certificate representing shares of Arrow Common Stock is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a New Certificate representing shares of Arrow Common Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. (d) After the Effective Time, there shall be no transfers on the stock transfer books of Adirondack of the shares of Adirondack Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration, cash in lieu of fractional shares and dividends or distributions as provided in this Article II. (e) Notwithstanding anything to the contrary contained herein, no New Certificates or scrip representing fractional shares of Arrow Common Stock shall be issued upon the surrender for exchange of Old Certificates, no dividend or distribution with respect to Arrow Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Arrow. In lieu of the issuance of any such fractional share, Arrow shall pay to each former holder of Adirondack Common Stock who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of Arrow Common Stock on the Nasdaq Global Select Market (the “Nasdaq”) for the consecutive period of ten (10) full trading days ending on the day preceding the Closing Date by (ii) the fraction of a share (after taking into account all shares of Adirondack Common Stock held by such holder immediately prior to the Effective Time and rounded to the nearest thousandth when expressed in decimal form) of Arrow Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.5 . The parties acknowledge that payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares. (f) Any portion of the Exchange Fund that remains unclaimed by the holders of Adirondack Common Stock for twelve (12) months after the Effective Time shall be paid to Arrow. Any former holders of Adirondack Common Stock who have not theretofore complied with this Article II shall thereafter look only to Arrow for payment of the shares of Arrow Common Stock, Cash Consideration, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Arrow Common Stock deliverable in respect of each former share of Adirondack Common Stock that such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Arrow, Adirondack, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Adirondack Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(g) The Surviving Corporation shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the Merger Consideration (including any cash in lieu of fractional shares of Arrow Common Stock), any dividends or distributions payable pursuant to this Section 2.2 or any other consideration otherwise payable pursuant to this Agreement to any holder of Adirondack Common Stock or Adirondack Restricted Stock, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of Tax law. To the extent that amounts are so withheld by Arrow or the Exchange Agent, as the case may be, and paid over to the appropriate Governmental Entity, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Adirondack Common Stock in respect of which the deduction and withholding was made by Arrow or the Exchange Agent, as the case may be. (h) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Arrow or the Exchange Agent, the posting by such person of a bond in such amount as Arrow or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Arrow Common Stock, Cash Consideration, and any cash in lieu of fractional shares, and dividends of distributions, deliverable in respect thereof pursuant to this Agreement without any interest payable thereon. ARTICLE III REPRESENTATIONS AND WARRANTIES OF ADIRONDACK Except as disclosed in the disclosure schedule delivered by Adirondack to Arrow concurrently herewith (the “Adirondack Disclosure Schedule”); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Adirondack Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Adirondack that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to result in a Material Adverse Effect, and (iii) any disclosures made with respect to a section of this Article III shall be deemed to qualify (1) any other section of this Article III specifically referenced or cross-referenced, and (2) other sections of this Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure applies to such other sections, Adirondack hereby represents and warrants to Arrow and Merger Sub as follows: 3.1 Corporate Organization. (a) Adirondack is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York and is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). Adirondack has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Adirondack is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Adirondack. As used in this Agreement, “Material Adverse Effect” means, with respect to Arrow, Adirondack or the Surviving Corporation, as the case may be, any effect, change, event, circumstance, condition, Occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes, after the date hereof, in Laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any outbreak of any disease or other public health event, (E) public disclosure of the execution of this Agreement, public disclosure or consummation of the transactions contemplated hereby (including any effect on a party’s relationships with its customers, clients, employees or other business relationships) (it being understood and agreed that the foregoing in this subclause (E) shall not apply for purposes of the representations and warranties in Sections 3.3(b), 3.4, 3.11(l), 4.3(b), 4.4 or 4.11(k) or actions expressly required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, (F) a decline in the trading price of a party’s common stock, in and of itself, or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying causes of such decline or failure may be taken into account in determining whether a Material Adverse Effect has occurred, except to the extent otherwise excepted by this proviso), or (G) the expenses incurred by Adirondack or Arrow in negotiating, documenting, effecting and consummating the transactions contemplated by this Agreement; except, with respect to subclauses (A), (B), (C) or (D) to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate) or (ii) the ability of such party to timely consummate the transactions contemplated hereby. “Subsidiary,” when used with respect to any person, means any subsidiary of such person within the meaning ascribed to such term in either Rule 1-02 of Regulation S-X promulgated by the SEC or the BHC Act as defined in the Federal Reserve Board’s Regulation W, 12 C.F.R. § 223.3(ii); and “Significant Subsidiaries” shall have the meaning ascribed to it in Rule 1-02 of Regulation S-X promulgated under the Exchange Act. True and complete copies of the Adirondack Certificate and the Adirondack Amended and Restated Bylaws, as in effect as of the date of this Agreement, have previously been made available by Adirondack to Arrow.

(b) Adirondack Bank is a New York commercial bank, duly organized, validly existing and in good standing under the Laws of the State of New York. (c) The deposits of Adirondack Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (the “DIF”) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due and no proceedings for the termination of such insurance are pending or threatened. Set forth on Section 3.1(c) of Adirondack Disclosure Schedule is a true and correct schedule of (i) the deposits of Adirondack Bank prepared as of the date indicated thereon (which shall be updated immediately prior to the Closing Date); (ii) deposits of any state, county, municipality or political subdivision held by Adirondack Bank; (iii) deposits held by Adirondack Bank through the Certificate of Deposit Account Registry Service program or any other similar type of program; and (iv) Adirondack Bank’s twenty (20) largest depositors, including the balance of each deposit account and a description of the nature of Adirondack Bank’s relationship with each such depositor. (d) Each Subsidiary of Adirondack (an “Adirondack Subsidiary”) (i) is duly organized and validly existing under the Laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable Law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operating of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Adirondack and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. Except as set forth in Section 3.1(d) of Adirondack Disclosure Schedules, there are no restrictions on the ability of any Subsidiary of Adirondack to pay dividends or distributions except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. There are no Subsidiaries of Adirondack other than Adirondack Bank that have or are required to have deposit insurance. Section 3.1(d) of Adirondack Disclosure Schedule sets forth a true and complete list of all Subsidiaries of Adirondack as of the date hereof. True and complete copies of the organizational documents of each Adirondack Subsidiary as in effect as of the date of this Agreement have previously been made available by Adirondack to Arrow. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of Adirondack other than the Adirondack Subsidiaries. 3.2 Capitalization. (a) As of the date of this Agreement, the authorized capital stock of Adirondack consists of 2,000,000 shares of Adirondack Common Stock $5.00 par value per share and 1,600 shares of Preferred Stock of Adirondack $5,000 par value per share (“Adirondack Preferred Stock”). As of the date hereof, there are (i) 1,076,246 shares of Adirondack Common Stock issued and outstanding, including 18,432 shares of Adirondack Common Stock outstanding in respect of Adirondack Restricted Stock Awards and no shares of Adirondack Common Stock reserved for issuance upon the settlement of outstanding restricted stock units (ii) 87,917 shares of Adirondack Common Stock held in treasury, (iii) no shares of Adirondack Common Stock reserved for issuance upon the exercise of outstanding Adirondack

Stock Options, (iv) no preferred shares of Adirondack Series A Preferred Stock outstanding, and (v) no other shares of capital stock or other equity securities of Adirondack issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Adirondack Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Adirondack may vote. Except as set forth on Section 3.2(a) of Adirondack Disclosure Schedule, no trust preferred or subordinated debt securities of Adirondack are issued or outstanding. As of the date of this Agreement there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, or valued by reference to, shares of capital stock or other equity or voting securities of or ownership interest in Adirondack, or contracts, commitments, understandings or arrangements by which Adirondack may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in Adirondack, or that otherwise obligate Adirondack to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing. Except as otherwise provided in Section 3.2(a) of the Adirondack Disclosure Schedule, there are no voting trusts, shareholder agreements, proxies or other agreements in effect to which Adirondack is a party or is bound with respect to the voting or transfer of Adirondack Common Stock or other equity interests of Adirondack, other than the Adirondack Voting Agreements. (b) Adirondack owns, directly or indirectly, all the issued and outstanding shares of capital stock or other equity ownership interests of each of the Adirondack Subsidiaries, free and clear of any liens, claims, title defects, mortgages, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Adirondack Bank Subsidiaries, as provided under any provision of applicable state law comparable to 12 U.S.C. § 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Adirondack Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. 3.3 Authority; No Violation. (a) Adirondack has full corporate power and authority to execute and deliver this Agreement and, subject to the shareholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the Merger, the Holdco Merger and the Bank Merger) have been duly and validly approved by the Board of Directors of Adirondack. The Board of Directors of Adirondack has (i) determined that the transactions contemplated hereby, on the terms and conditions set forth in this Agreement, are advisable, fair to and in the best interests of Adirondack and its shareholders, (ii) adopted, approved and declared advisable this Agreement and the transactions contemplated hereby

(including the Merger), (iii) has directed that this Agreement and the transactions contemplated hereby be submitted to Adirondack’s shareholders for approval at a duly called and convened meeting of such shareholders, (iv) has recommended that the shareholders of Adirondack approve this Agreement and the transactions contemplated hereby, and (v) has approved resolutions to the foregoing effect. Except for (i) the approval of this Agreement by the vote of the majority of all votes entitled to be cast at a meeting of the shareholders of Adirondack (the “Requisite Adirondack Vote”), and (ii) the authorization of the execution of the Bank Merger Agreement by the Board of Directors of Adirondack Bank and the approval of the Bank Merger Agreement by Adirondack as the sole shareholder of Adirondack Bank, no other corporate proceedings on the part of Adirondack are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Adirondack and (assuming due authorization, execution and delivery by Arrow and Merger Sub) constitutes a valid and binding obligation of Adirondack, enforceable against Adirondack in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)). (b) Neither the execution and delivery of this Agreement by Adirondack nor the consummation by Adirondack of the transactions contemplated hereby (including the Merger, the Holdco Merger and the Bank Merger), nor compliance by Adirondack with any of the terms or provisions hereof, will (i) violate any provision of the Adirondack Certificate or the Adirondack Bylaws or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction, or any regulatory, administrative, or enforcement agreement applicable to Adirondack or any of its Subsidiaries or any of their respective properties or assets or (y) except as set forth in Section 3.3(b)(ii)(y) of Adirondack Disclosure Schedule, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Adirondack or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Adirondack or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Adirondack. (c) The Board of Directors of Adirondack Bank has approved the Bank Merger Agreement. Adirondack, as the sole shareholder of Adirondack Bank, has approved the Bank Merger Agreement, and the Bank Merger Agreement has been duly executed by Adirondack Bank and (assuming due authorization, execution and delivery by Arrow Bank) constitutes a valid and binding obligation of Adirondack Bank, enforceable against Adirondack Bank in accordance with its terms (except in all cases as may be limited by the Enforceability Exceptions).

3.4 Consents and Approvals. Except for (a) the filing of any required applications, filings, waivers and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act and approval of such applications, filings and notices, (b) the filing of any required applications, filings and notices, as applicable, with the Office of the Comptroller of the Currency (the “OCC”), including under the Bank Merger Act (12 U.S.C. § 1828(c)), and approval of such applications, filings and notices, (c) the filing of any applications, filings and notices, as applicable, as required by such other banking Laws in connection with the Bank Merger, and approval of such applications, filings and notices, (d) the filing with the Securities and Exchange Commission (the “SEC”) of a Proxy Statement in definitive form relating to the meeting of Adirondack’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Proxy Statement”), and of the registration statement on Form S-4 in which the Proxy Statement will be included as a prospectus, to be filed with the SEC by Arrow in connection with the transactions contemplated by this Agreement (the “S-4”) and the declaration of effectiveness of the S-4, (e) the filing of the Certificates of Merger with the New York Department of State pursuant to the NYBCL and the MDAT pursuant to the MGCL, and the filing of the Holdco Merger Certificates with the New York Department of State pursuant to the NYBCL, and the filing of the Bank Merger Certificate with the applicable Governmental Entities as required by applicable Law, and (f) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” Laws of various states in connection with the issuance of the shares of Arrow Common Stock pursuant to this Agreement and the approval of the quotation of such Arrow Common Stock on the Nasdaq Global Select Market, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality or SRO (each a “Governmental Entity”) are necessary in connection with (i) the execution and delivery by Adirondack of this Agreement, (ii) the consummation by Adirondack of the Merger and the other transactions contemplated hereby (including the Holdco Merger and the Bank Merger), (iii) the execution and delivery by Adirondack Bank of the Bank Merger Agreement or (iv) the consummation by Adirondack Bank of the Bank Merger. As of the date hereof, Adirondack is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger, the Holdco Merger and the Bank Merger on a timely basis. 3.5 Reports. Except as set forth on Section 3.5(a) of Adirondack Disclosure Schedule, Adirondack and each of its Subsidiaries have timely filed (or furnished) all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2024 with (i) any state regulatory authority, (ii) the New York State Department of Financial Services (the “NYDFS”), (iii) the Federal Reserve Board, (iv) the FDIC, (v) the OCC, (vi) any other federal or foreign regulatory authority and (vi) any self-regulatory organization (an “SRO”) ((i) – (vi), as applicable, collectively, “Regulatory Agencies”), including, without limitation, any report, form, registration or statement required to be filed (or furnished, as applicable) pursuant to the Laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, form, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Adirondack. Subject to Section 9.14, except as set forth on Section 3.5 of Adirondack Disclosure Schedule (i) other than normal examinations conducted by a Regulatory Agency in the ordinary course of business of Adirondack and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Adirondack, investigation into the business or operations of Adirondack or any of its Subsidiaries since January 1, 2023, (ii) there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Adirondack or any of its Subsidiaries, and (iii) there have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Adirondack or any of its Subsidiaries since January 1, 2023, in the case of each of clauses (i) through (iii), which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Adirondack. 3.6 Financial Statements. (a) The (A) audited consolidated balance sheet as of December 31, 2022, December 31, 2023 and December 31, 2024 and the related audited consolidated statements of income and cash flows for the fiscal years ended December 31, 2022, December 31, 2023 and December 31, 2024 of Adirondack and its Subsidiaries (the “Audited Financial Statements”) and (B) unaudited interim consolidated balance sheet as of September 30, 2025 and the related unaudited interim consolidated statements of income and cash flows for the nine months ended on September 30, 2025 of Adirondack and its Subsidiaries (including, in each case, the notes, if any, thereto) (the financial statements described in clauses (A) and (B) collectively, the “Financial Statements”) (i) have been prepared from, and are in accordance with, the books and records of Adirondack and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Adirondack and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), and (iii) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The Financial Statements have been made available to Arrow. The books and records of Adirondack and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Since January 1, 2023, no independent public accounting firm of Adirondack has resigned (or informed Adirondack that it intends to resign) or been dismissed as independent public accountants of Adirondack as a result of, or in connection with, any disagreements with Adirondack on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The financial statements of Adirondack Bank included in the consolidated reports of condition and income (call reports) of Adirondack Bank complied, as of their respective dates of filing date with the Federal Reserve Board, in all material respects with applicable accounting requirements and with the published instructions of the Federal Financial Institutions Examination Council with respect thereto.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Adirondack, neither Adirondack nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the unaudited consolidated balance sheet of Adirondack for the nine months ended September 30, 2025 (including any notes thereto) and for liabilities incurred in the ordinary course of business since September 30, 2025, or in connection with this Agreement and the transactions contemplated hereby. (c) Adirondack and its Subsidiaries have established and maintain a system of internal controls designed to ensure compliance in all material respects by Adirondack and its Subsidiaries with applicable financial recordkeeping and reporting requirements of applicable money laundering prevention laws in jurisdictions where Adirondack and its Subsidiaries conduct business. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Adirondack, Adirondack maintains a written information privacy and security program that maintains reasonable measures to protect the privacy, confidentiality and security of all data or information that constitutes personal data or personal information under applicable law (“Personal Data”) against any (i) loss or misuse of Personal Data, (ii) unauthorized or unlawful operations performed upon Personal Data, or (iii) other act or omission that compromises the security or confidentiality of Personal Data (clauses (i) through (iii), a “Security Breach”). To the knowledge of Adirondack, Adirondack has not, since January 1, 2024, experienced any Security Breach that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Adirondack or require a report to a Regulatory Agency that has not been made. To the knowledge of Adirondack, there are no data security or other technological vulnerabilities with respect to its information technology systems or networks that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Adirondack. As of the date hereof, Adirondack and each other insured depository institution Subsidiary of Adirondack is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator). Adirondack Bank has, and at all times during the past three (3) years has had, a Community Reinvestment Act rating no lower than “Satisfactory” overall and for each of the component lending, investment and service tests. (d) Since January 1, 2023, (i) neither Adirondack nor any of its Subsidiaries, nor, to the knowledge of Adirondack, any director, officer, auditor, accountant or representative of Adirondack or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Adirondack or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Adirondack or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Adirondack or any of its Subsidiaries, whether or not employed by Adirondack or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Adirondack or any of its Subsidiaries or any of their officers, directors, employees or agents to the Board of Directors of Adirondack or any of its Subsidiaries or any committee thereof or, to the knowledge of Adirondack or any of its Subsidiaries, to any director or officer of Adirondack. 3.7 Broker’s Fees. With the exception of the engagement of Keefe, Bruyette & Woods, Inc. (“KBW”), neither Adirondack nor any Adirondack Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or the other transactions contemplated by this Agreement. Adirondack has disclosed to Arrow as of the date hereof the aggregate fees provided for in connection with the engagement by Adirondack of KBW related to the Merger and the other transactions contemplated hereby. 3.8 Absence of Certain Changes or Events. (a) Except as set forth in Section 3.8(a) of the Adirondack Disclosure Schedule, since December 31, 2024, no event or events, effect, change, circumstance, condition, occurrence or development have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Adirondack. (b) Except as set forth on Section 3.8(b) of Adirondack Disclosure Schedule and in connection with the transactions contemplated by this Agreement, since December 31, 2024, Adirondack and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business. 3.9 Legal Proceedings. (a) Except as set forth in Section 3.9(a) of Adirondack Disclosure Schedule, neither Adirondack nor any of its Subsidiaries is a party to any, and there are no pending or, to Adirondack’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Adirondack or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement. (b) There is no material injunction, order, judgment, or decree, or regulatory, supervisory, administrative, or enforcement restriction imposed upon Adirondack, any of its Subsidiaries or the assets of Adirondack or any of its Subsidiaries (or that, upon consummation of the Merger and the Holdco Merger, would apply to the Surviving Corporation or any of its Affiliates). 3.10 Taxes and Tax Returns. (a) Each of Adirondack and its Subsidiaries has duly and timely filed or caused to be filed (giving effect to all applicable extensions) all material Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct, and complete in all material respects and have been prepared in material compliance with all applicable laws and regulations.

(b) All material Taxes of Adirondack and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid or adequate reserves therefore have been made on the financial statements of Adirondack and its Subsidiaries included in the Financial Statements (including the related notes, where applicable). Each of Adirondack and its Subsidiaries has withheld and paid to the relevant Governmental Entity on a timely basis all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any person. (c) No claim has been made in writing by any Governmental Entity in a jurisdiction where Adirondack or any of its Subsidiaries does not file Tax Returns that Adirondack or such subsidiary is or may be subject to taxation by that jurisdiction. (d) There are no Liens for Taxes on any of the assets of Adirondack or any of its Subsidiaries other than Liens for Taxes not yet due and payable. (e) Neither Adirondack nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations, requests for information related to Tax matters, investigations, or other administrative or judicial proceedings regarding any material Tax of Adirondack or its Subsidiaries or the assets of Adirondack and its Subsidiaries, from any federal, state, local or foreign tax authority which have not been paid, settled or withdrawn or for which adequate reserves have not been established. (f) Neither Adirondack nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable year (or portion thereof) ending after the Closing Date as a result of any (i) intercompany transaction or excess loss account described in Treasury regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax law), (ii) installment sale or open transaction made on or prior to the Closing Date or (iii) prepaid amount received on or prior to the Closing Date. (g) Neither Adirondack nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Adirondack and its Subsidiaries). Neither Adirondack nor any of its Subsidiaries has (i) been a member of an Affiliated group filing a consolidated federal income Tax Return (other than a group of which Adirondack was the common parent) or (ii) any liability for the Taxes of any person (other than Adirondack or any of its Subsidiaries) arising from the application of Treasury regulation Section 1.1502-6, or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise. (h) Neither Adirondack nor any of its Subsidiaries has distributed stock to another person, or has had its stock distributed by another person during the two-year period ending on the date hereof that was intended to be governed in whole or in part by Section 355 of the Code.

(i) Neither Adirondack nor any of its Subsidiaries has engaged in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1). (j) As used in this Agreement, the term “Tax” or “Taxes” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, escheat and unclaimed property, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. (k) As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity. (l) Neither Adirondack nor any of its Subsidiaries has (i) deferred, extended or delayed the payment of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act or any “applicable taxes” under IRS Notice 2020-65, (ii) claimed any Tax credits under both (a) Sections 7001 through 7005 of the Families First Coronavirus Response Act (Public Law No. 116-127) and (b) Section 2301 of the CARES Act, or (iii) sought, nor intends to seek, a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. § 636(a)), as added by Section 1102 of the CARES Act. (m) Neither Adirondack nor any of its Subsidiaries has requested an extension of time within which to file any Tax Return, which Tax Return was not subsequently filed. Neither Adirondack nor any of its Subsidiaries has agreed in writing to waive or provided similar consents regarding the statute of limitations with respect to any Taxes or Tax Return. (n) The charges, accruals, and reserves with respect to Taxes on the respective books of Adirondack and each of its Subsidiaries are adequate to pay all Taxes not yet due and payable and have been determined in accordance with GAAP. No differences exist between the amounts of the book basis and the Tax basis of assets (net of liabilities) that are not accounted for on any accrual on the books of Adirondack and its Subsidiaries for federal income tax purposes. (o) Neither Adirondack nor any of its Subsidiaries have applied for, requested or received any tax rulings from any federal, state, municipal or foreign tax entity. (p) Neither Adirondack nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Adirondack or any of its Subsidiaries, and the IRS has not proposed any such change in accounting method. (q) Adirondack, its Subsidiaries and their respective directors have not taken, and do not intend to take, any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

3.11 Employees and Employee Benefit Plans. (a) Section 3.11(a) of Adirondack Disclosure Schedule sets forth a true, correct and complete list of all Adirondack Benefit Plans. For purposes hereof, “Adirondack Benefit Plans” mean all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, whether funded or unfunded, and all other pension, benefit, retirement, bonus, stock option, stock purchase, restricted stock, restricted stock unit, stock-based, performance award, phantom equity, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, retention, employment, consulting, termination, change in control, salary continuation, accrued leave, sick leave, vacation, paid time off, health, medical, disability, life, accidental death and dismemberment, insurance, welfare, fringe benefit and other similar plans, programs, policies, practices or arrangements or other contracts or agreements (and any amendments thereto) to or with respect to which Adirondack or any Subsidiary or any trade or business of Adirondack or any of its Subsidiaries, whether or not incorporated, all of which together with Adirondack would be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “Adirondack ERISA Affiliate”), is a party or has any current or future obligation or that are sponsored, maintained, contributed to or required to be contributed to by Adirondack or any of its Subsidiaries or any Adirondack ERISA Affiliate for the benefit of any current or former employee, officer, director, consultant or independent contractor (or any spouse or dependent of such individual) of Adirondack or any of its Subsidiaries or any Adirondack ERISA Affiliate. (b) Section 3.11(b) of Adirondack Disclosure Schedule sets forth a true, correct and complete list of the following documents with respect to each of Adirondack Benefit Plans, to the extent applicable, (i) all plans and trust agreements, (ii) all summary plan descriptions, amendments, modifications or material supplements to any Adirondack Benefit Plan, (iii) where any Adirondack Benefit Plan has not been reduced to writing, a written summary of all the material plan terms, (iv) the annual report (Form 5500), if any, filed with the Internal Revenue Service (the “IRS”) for the last three (3) plan years and summary annual reports, with schedules and financial statements attached, (v) the most recently received IRS determination letter, if any, relating to any Adirondack Benefit Plan, (vi) the most recently prepared actuarial report for each Adirondack Benefit Plan (if applicable) for each of the last three (3) years and (vii) copies of material notices, letters or other correspondence with the IRS, U.S. Department of Labor (the “DOL”) or Pension Benefit Guarantee Corporation (the “PBGC”). (c) Each Adirondack Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all Laws, including ERISA and the Code. Neither Adirondack nor any of its Subsidiaries has taken any action to take corrective action or made a filing under any voluntary correction program of the IRS, the DOL or any other Governmental Entity with respect to any Adirondack Benefit Plan, and neither Adirondack nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program. (d) Each Adirondack Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS, which letter has not been revoked (nor has revocation been threatened), and, to the knowledge of Adirondack, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any Adirondack Qualified Plan or the exempt status of the related trust or increase the costs relating thereto. Except as set forth in Section 3.11(d) of Adirondack Disclosure Schedule, no trust funding any Adirondack Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code. (e) Each Adirondack Benefit Plan that is subject to Section 409A of the Code has been administered and documented in compliance with the requirements of Section 409A of the Code and the regulations thereunder. No payment to be made under any Adirondack Benefit Plan is, or to the knowledge of Adirondack, will be, subject to the penalties of Section 409A(a)(1) of the Code. (f) With respect to each Adirondack Benefit Plan that is subject to Title IV or Section 302 of ERISA or Sections 412, 430 or 4971 of the Code: (i) no such Adirondack Benefit Plan is in “at-risk” status for purposes of Section 430 of the Code, (ii) the present value of accrued benefits under such Adirondack Benefit Plan, based on the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Adirondack Benefit Plan’s actuary with respect to such Adirondack Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such Adirondack Benefit Plan allocable to such accrued benefits, (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iv) all premiums to the PBGC have been timely paid in full, (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Adirondack or any of its Subsidiaries, and (vi) the PBGC has not instituted proceedings to terminate any such Adirondack Benefit Plan. (g) None of Adirondack, its Subsidiaries nor any Adirondack ERISA Affiliate has, at any time during the last six years, contributed to or been obligated to contribute to any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan is subject to Section 413(c) of the Code or that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of Adirondack and its Subsidiaries nor any Adirondack ERISA Affiliate has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan. (h) Except as otherwise provided in Section 3.11(h) of the Adirondack Disclosure Schedule, neither Adirondack nor any of its Subsidiaries’ sponsors has sponsored or has any obligation with respect to any employee benefit plan that provides for any post- employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code. (i) All contributions required to be made to any Adirondack Benefit Plan by law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Adirondack Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Adirondack. (j) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to Adirondack’s knowledge, no set of circumstances exists that may reasonably be expected to give rise to a claim, lawsuit or arbitration, against Adirondack Benefit Plans, any fiduciaries thereof with respect to their duties to Adirondack Benefit Plans or the assets of any of the trusts under any of Adirondack Benefit Plans that could reasonably be expected to result in any material liability of Adirondack or any of its Subsidiaries to the PBGC, the IRS, the DOL, any Multiemployer Plan, a Multiple Employer Plan, any participant in any Adirondack Benefit Plan, or any other party. (k) To the knowledge of Adirondack, none of Adirondack and its Subsidiaries nor any Adirondack ERISA Affiliate nor any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of Adirondack Benefit Plans or their related trusts, Adirondack, any of its Subsidiaries, any Adirondack ERISA Affiliate or any person that Adirondack or any of its Subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. (l) Except as set forth in Section 3.11(l) of Adirondack Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or as a result of such transactions in conjunction with any other event) result in, cause the vesting, exercisability, delivery or funding of, or increase in the amount or value of, any payment, compensation (including stock or stock-based), right or other benefit to any employee, officer, director, independent contractor, consultant or other service provider of Adirondack or any of its Subsidiaries, or result in any limitation on the right of Adirondack or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Adirondack Benefit Plan or related trust. No amount paid or payable (whether in cash, in property, or in the form of benefits) by Adirondack or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither Adirondack nor any of its Subsidiaries maintains or contributes to a rabbi trust or similar funding vehicle, and the transactions contemplated by this Agreement will not cause or require Adirondack or any of its Affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle. (m) Except as set forth in Section 3.11(m) of Adirondack Disclosure Schedule, no Adirondack Benefit Plan provides for the gross-up or reimbursement of Taxes under Sections 409A or 4999 of the Code (or any corresponding provisions of state or local law relating to Tax). (n) There are no pending or, to Adirondack’s knowledge, threatened material labor grievances or material unfair labor practice claims or charges against Adirondack or any of its Subsidiaries, or any strikes or other material labor disputes against Adirondack or any of its Subsidiaries. Neither Adirondack nor any of its Subsidiaries are party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Adirondack or any of its Subsidiaries and, to the knowledge of Adirondack, there are no organizing efforts by any union or other group seeking to represent any employees of Adirondack or any of its Subsidiaries and no employees of Adirondack or any of its Subsidiaries are represented by any labor organization. (o) To the knowledge of Adirondack, no current or former employee or independent contractor of Adirondack or any of its Subsidiaries is in violation in any material respect of any term of any restrictive covenant obligation, including any non-compete, non- solicit, non-interference, non-disparagement or confidentiality obligation (“Restrictive Covenant”), or any employment or consulting contract, common law nondisclosure obligation, fiduciary duty, or other obligation, to: (i) Adirondack or any of its Subsidiaries or (ii) any former employer or engager of any such individual relating to (A) the right of any such individual to work for Adirondack or any of its Subsidiaries or (B) the knowledge or use of trade secrets or proprietary information. 3.12 Compliance with Applicable Law. Adirondack and each of its Subsidiaries hold, and have at all times since January 1, 2023, held, all licenses, charters, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Adirondack, and, to the knowledge of Adirondack, no suspension or cancellation of any such necessary license, charter, franchise, permit or authorization is threatened. Adirondack and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any applicable federal, state, local or foreign law, statute, order, constitution, treaty, convention, ordinance, code, decree, rule, regulation, judgment, writ, injunction, policy, permit, authorization or common law or agency requirement, including such Laws that prohibit, penalize or restrict commercial cannabis activities (“Laws”) of any Governmental Entity relating to Adirondack or any of its Subsidiaries, including, but not limited to, all Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any applicable regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other Law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, economic and trade sanctions, Sections 23A and 23B of the Federal Reserve Act and Regulation W, Regulation O, the Sarbanes-Oxley Act, the Federal Deposit Insurance Corporation Improvement Act, and all agency requirements relating to the origination, funding, sale and servicing of mortgage, installment and consumer loans and payment of “golden parachute payments” and indemnification (collectively, “Compliance Areas”). Each of Adirondack’s Subsidiaries that is an insured depository institution has a Community Reinvestment Act rating of “satisfactory” or better, and no such Subsidiary anticipates that a current “satisfactory” or better rating will be reduced. Without limitation, none of Adirondack or any of its Subsidiaries, or to the knowledge of Adirondack, no director, officer, employee, agent or other person acting on behalf of Adirondack or any of its Subsidiaries has, directly or indirectly, (a) used any funds of Adirondack or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (b) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Adirondack or any of its Subsidiaries, (c) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (d) established or maintained any unlawful fund of monies or other assets of Adirondack or any of its Subsidiaries, (e) made any fraudulent entry on the books or records of Adirondack or any of its Subsidiaries, or (f) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Adirondack or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Adirondack or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Adirondack: (i) Adirondack and each of its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state, federal and foreign law; and (ii) none of Adirondack, any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true, correct and complete and accurately reflect the assets and results of such fiduciary account. As of the date hereof, Adirondack and Adirondack Bank is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator). Adirondack Bank has received a Community Reinvestment Act rating of “satisfactory” or better in its most recently completed Community Reinvestment Act examination. 3.13 Certain Contracts. (a) Except as set forth in Section 3.13(a) of Adirondack Disclosure Schedule, as of the date hereof, neither Adirondack nor any of its Subsidiaries is a party to or bound by any contract, agreement, arrangement, commitment or understanding (whether written or oral): (i) with respect to the employment of any directors, officers, or employees that requires the payment of more than $100,000 annually in total cash compensation which is not terminable on 60 or fewer days’ notice by Adirondack or a Subsidiary without the payment of severance;

(ii) that, upon the execution or delivery of this Agreement, shareholder approval of this Agreement or the consummation of the transactions contemplated by this Agreement will (either alone or upon the Occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Arrow, Adirondack, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof; (iii) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act); (iv) that contains a non-compete or client or customer non- solicit requirement or any other provision that materially restricts the conduct of any line of business by Adirondack or any of its Affiliates or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation or any of its Affiliates to engage in any line of business; (v) with or to a labor union or guild (including any collective bargaining agreement); (vi) any of the benefits of which (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) will be increased, or the vesting of the benefits of which will be accelerated, by the Occurrence of the execution and delivery of this Agreement, shareholder approval of this Agreement or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; (vii) (A) that relates to the incurrence of indebtedness by Adirondack or any of its Subsidiaries (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Banks and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice) in the principal amount of $250,000 or more including any sale and leaseback transactions, capitalized leases and other similar financing transactions or (B) that provides for the guarantee, support, assumption or endorsement by Adirondack or any of its Subsidiaries of, or any similar commitment by Adirondack or any of its Subsidiaries with respect to, the obligations, liabilities or indebtedness of any other person, in the case of each of clauses (A) and (B), in the principal amount of $100,000 or more; or (B) that provides for the guarantee, support, assumption or endorsement by Adirondack or any of its Subsidiaries of, or any similar commitment by Adirondack or any of its Subsidiaries with respect to, the obligations, liabilities or indebtedness of any other person, in the case of each of clauses (A) and (B), in the principal amount of $100,000 or more; (viii) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of

Adirondack or its Subsidiaries or includes any exclusive dealing requirements in favor of Adirondack’s or its Subsidiaries’ counterparty; (ix) that is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $75,000 per annum (other than any such contracts which are terminable by Adirondack or any of its Subsidiaries on sixty (60) days or less notice without any required payment or other conditions, other than the condition of notice); (x) that includes an indemnification obligation of Adirondack or any of its Subsidiaries with a maximum potential liability in excess of $75,000; (xi) that involves aggregate payments or receipts by or to Adirondack or any of its Subsidiaries in excess of $50,000 in any twelve-month period, other than those terminable on sixty (60) days or less notice without payment by Adirondack or any Subsidiary of Adirondack of any material penalty; (xii) that is a settlement, consent or similar agreement and contains any material continuing obligations of Adirondack or any of its Subsidiaries; or (xiii) that relates to the acquisition or disposition of any person, business or asset and under which Adirondack or its Subsidiaries have or may have a material obligation or liability. Each contract, arrangement, commitment or understanding of the type described in this Section 3.13(a) whether or not set forth in the Adirondack Disclosure Schedule, is referred to herein as an “Adirondack Contract”, and neither Adirondack nor any of its Subsidiaries knows of, or has received notice of, any material violation of any Adirondack Contract by any of the parties thereto. (b) Adirondack has made available to Arrow a true, correct and complete copy of each written Adirondack Contract and each written amendment to any Adirondack Contract. Section 3.13(b) of the Adirondack Disclosure Schedule sets forth a true, correct and complete description of any oral Adirondack Contract and any oral amendment to any Adirondack Contract. (c) Each Adirondack Contract is valid and binding on Adirondack or one of its Subsidiaries, as applicable, and is in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Adirondack. Each Adirondack Contract is enforceable against Adirondack or the applicable Subsidiary and, to the knowledge of Adirondack, the counterparty thereto (except as may be limited by the Enforceability Exceptions). Adirondack and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Adirondack Contract. To the knowledge of Adirondack, each third-party counterparty to each Adirondack Contract has in all material respects performed all obligations required to be performed by it under such Adirondack Contract, and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Adirondack or any of its Subsidiaries under any such Adirondack Contract. Neither Adirondack nor any Subsidiary of Adirondack has received or delivered any notice of cancellation or termination of any Adirondack Contract. 3.14 Agreements with Regulatory Agencies. Subject to Section 9.14, neither Adirondack nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2023, a recipient of any supervisory letter from, or since January 1, 2023, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Adirondack Disclosure Schedule, an “Adirondack Regulatory Agreement”), nor has Adirondack or any of its Subsidiaries been advised in writing, or to Adirondack’s knowledge, orally, since January 1, 2023, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Adirondack Regulatory Agreement, nor does Adirondack believe that any such Adirondack Regulatory Agreement is likely to be initiated, ordered or requested. 3.15 Risk Management Instruments. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Adirondack: (a) all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Adirondack, any of its Subsidiaries or for the account of a customer of Adirondack or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Adirondack or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect; and (b) Adirondack and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to Adirondack’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. As of the date hereof, Adirondack has not entered into any interest rate swaps. 3.16 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Adirondack, Adirondack and its Subsidiaries are in compliance, and have complied since January 1, 2023, with each federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions or, to the knowledge of Adirondack, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Adirondack or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or threatened against Adirondack, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Adirondack. To the knowledge of Adirondack, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Adirondack. Adirondack is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of understanding by or with any Governmental Entity or other third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Adirondack. 3.17 Investment Securities and Commodities. (a) Each of Adirondack and its Subsidiaries has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Liens, except as set forth in the Financial Statements or to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Adirondack or its Subsidiaries. Such securities and commodities are valued on the books of Adirondack in accordance with GAAP in all material respects. (b) Adirondack and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that Adirondack believes are prudent and reasonable in the context of such businesses, and Adirondack and its Subsidiaries have, since January 1, 2023, been in compliance with such policies, practices and procedures in all material respects. Prior to the date of this Agreement, Adirondack has made available to Arrow the material terms of such policies, practices and procedures. 3.18 Real Property. (a) Section 3.18(a) of Adirondack Disclosure Schedule sets forth, as of the date hereof, a true, correct and complete list of all the real property owned by Adirondack and its Subsidiaries. Adirondack has good and marketable title to all Adirondack Owned Property (except properties sold or otherwise disposed of in accordance with Sections 5.1 and 5.2), free and clear of all Liens (except statutory Liens securing payments not yet due and Liens for real property Taxes not yet due and payable), easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”). (b) Section 3.18(b) of Adirondack Disclosure Schedule sets forth as of the date hereof, a true, correct and complete list of all the real estate leases, subleases, licenses and occupancy agreements (together with any amendments, modifications, supplements, replacements, restatements and guarantees thereof or thereto, including any oral amendments) to which Adirondack or any of its Subsidiaries is a party with respect to all real property leased, subleased, licensed or otherwise used or occupied by Adirondack or any of its Subsidiaries on the date hereof (collectively, the “Adirondack Leased Real Property”), whether in Adirondack’s or any of its Subsidiaries’ capacity as lessee, sublessee, licensee, lessor, sublessor or licensor, as the case may be. Adirondack or its Subsidiaries has valid leasehold interests in the Adirondack Leased Real Property, free and clear of all Liens, except Permitted Encumbrances. Each Adirondack Real Estate Lease is (i) valid, binding and in full force and effect without material default thereunder by the lessee or, to the knowledge of Adirondack, the lessor, and (ii) enforceable against Adirondack or the applicable Subsidiary and, to the knowledge of Adirondack, the counterparty thereto (except as may be limited by the Enforceability Exceptions). Adirondack and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Adirondack Real Estate Lease, and to the knowledge of Adirondack, each counterparty to each Adirondack Real Estate Lease has in all material respects performed all obligations required to be performed by it under such Adirondack Real Estate Lease, and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Adirondack or any of its Subsidiaries under any Adirondack Real Estate Lease. Adirondack has made available to Arrow a true, correct and complete copy of each written Adirondack Real Estate Lease and each written amendment to any Adirondack Real Estate Lease. (c) Neither Adirondack nor any of its Subsidiaries has leased, subleased, licensed or otherwise granted any person a right to use or occupy all or any portion of any Adirondack Owned Property or Adirondack Leased Real Property. There are no pending or, to the knowledge of Adirondack, threatened condemnation proceedings against the Adirondack Owned Property or Adirondack Leased Real Property. 3.19 Intellectual Property; Company Systems. (a) Adirondack and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property necessary for the conduct of its business as currently conducted. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Adirondack, (a) (i) the use of any Intellectual Property by Adirondack and its Subsidiaries and the conduct of their businesses does not infringe, misappropriate or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Adirondack or any Adirondack Subsidiary acquired the right to use any Intellectual Property, and (ii) to the knowledge of Adirondack, no person has asserted in writing to Adirondack that Adirondack or any of its

Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person, (b) no person is challenging or, to the knowledge of Adirondack, infringing on or otherwise violating, any right of Adirondack or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to Adirondack or its Subsidiaries, and (c) neither Adirondack nor any Adirondack Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by Adirondack or any Adirondack Subsidiary, and Adirondack and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by Adirondack and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets; and copyright registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof, and any similar intellectual property or proprietary rights. (b) The computer, information technology and data processing systems, facilities and services used by Adirondack or any Adirondack Subsidiary, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Adirondack Systems”), are reasonably sufficient for the conduct of the respective businesses of Adirondack and each Adirondack Subsidiary as currently conducted and Adirondack Systems are in sufficiently good working condition to effectively perform all computing, information technology and data processing operations reasonably necessary for the operation of the respective businesses of Adirondack and the Adirondack Subsidiaries as currently conducted, in each case, except for such failures to be reasonably sufficient or in sufficiently good working condition that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Adirondack. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Adirondack since January 1, 2023, no third party has gained unauthorized access to any Adirondack Systems owned or controlled by Adirondack or any of Adirondack Subsidiaries. Adirondack and the Adirondack Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards (i) to protect Adirondack Systems from unauthorized access and from disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials and (ii) that are designed for the purpose of reasonably mitigating the risks of cybersecurity breaches and attacks. To the knowledge of Adirondack, since January 1, 2023, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of Adirondack and its Subsidiaries. Each of Adirondack and the Adirondack Subsidiaries has in all material respects implemented reasonably appropriate backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards and sufficient to reasonably mitigate the risk of a material disruption to the operation of the respective businesses of Adirondack and the Adirondack Subsidiaries.

(c) Each of Adirondack and the Adirondack Subsidiaries has (i) complied in all material respects with all of its published privacy and data security policies and internal privacy and data security policies and guidelines, including with respect to the collection, storage, transmission, transfer, disclosure, destruction and use of personally identifiable information and (ii) taken commercially reasonable measures to ensure that all personally identifiable information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. (d) Since January 1, 2023, neither Adirondack nor any of its Subsidiaries have (i) suffered any material personal data breach or material cybersecurity incident, (ii) received any written notice, request or other communication from any supervisory authority or any regulatory authority relating to any material breach or alleged material breach of their obligations under Laws related to data protection and/or privacy, (iii) received any written claim, complaint or other communication from any data subject or other person claiming a right to compensation under (or alleging breach of ) any Laws related to data protection and/or privacy, or (iv) experienced circumstances that could reasonably be expected to give rise to any of the consequences in the foregoing subclauses (i)-(iii) (inclusive). 3.20 Related Party Transactions. Except as set forth in Section 3.20 of the Adirondack Disclosure Schedule, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, agreements, arrangements or understandings (other than (x) for payment of salaries and bonuses in the ordinary course of business for services rendered in the ordinary course of business, (y) reimbursement of customary and reasonable expenses incurred on behalf of Adirondack and its Subsidiaries in the ordinary course of business in accordance with the bona fide expense reimbursement policies of Adirondack made available to Arrow and (z) benefits due under any Adirondack Benefit Plan), between or among (a) Adirondack or any of its Subsidiaries, on the one hand, and (b) (i) any (x) current or former director, president, vice president in charge of a principal business unit, division or function (such as sales, administration or finance), or other officer or person who performs a policy-making function, in each case, of Adirondack or any of its Subsidiaries or (y) person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding Adirondack Common Stock or (ii) any Affiliate or immediate family member of any person referenced in clause (y), on the other hand. 3.21 State Takeover Laws. No “moratorium,” “fair price,” “business combination,” “control share acquisition,” “interested shareholder,” “Affiliate transactions,” “takeover” or similar provision of any state anti-takeover Law (any such Laws, “Takeover Statutes”) is applicable to this Agreement, the Adirondack Voting Agreements, the Merger, the Holdco Merger, the Bank Merger or any of the other transactions contemplated by this Agreement under the NYBCL or any other Law. With respect to the transactions contemplated hereby, holders of the capital stock of Adirondack are entitled to exercise appraisal rights under the NYBCL.

3.22 Reorganization. Adirondack has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger and the Holdco Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. 3.23 Opinion. Prior to the execution of this Agreement, the Board of Directors of Adirondack has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of KBW to the effect that, as of the date of such opinion, and based upon and subject to the factors, assumptions and limitations set forth therein, the Merger Consideration in the Merger is fair from a financial point of view to the minority shareholders of Adirondack. Such opinion has not been amended or rescinded as of the date of this Agreement. 3.24 Adirondack Information. The information relating to Adirondack and its Subsidiaries to be contained in the Proxy Statement and the S-4, and the information relating to Adirondack and its Subsidiaries that is provided by Adirondack or its representatives for inclusion in any other document filed with any Regulatory Agency or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Arrow or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. 3.25 Loan Portfolio. (a) As of the date hereof, except as set forth in Section 3.25(a) of the Adirondack Disclosure Schedule, neither Adirondack nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) with any borrower (each, a “Borrower”) in which Adirondack or any Subsidiary of Adirondack is a creditor which as of December 31, 2025, had an outstanding balance plus unfunded commitments, if any, of $100,000 or more and under the terms of which the Borrower was, as of December 31, 2025, over ninety (90) days or more delinquent in payment of principal or interest, (ii) Loans with any director, executive officer or 5% or greater shareholder of Adirondack or any of its Subsidiaries, or to the knowledge of Adirondack, any Affiliate of any of the foregoing or (iii) loan to a Borrower that is in a cannabis-related business or a Borrower that has a tenant in a building that acts as collateral for a loan by Adirondack Bank to a Borrower. Set forth in Section 3.25(a) of the Adirondack Disclosure Schedule is a true, correct and complete list of (A) all of the Loans of Adirondack and its Subsidiaries that, as of December 31, 2025, were classified by Adirondack as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the Borrower thereunder, together with the aggregate principal amount of and accrued and unpaid interest on such Loans, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and (B) each asset of Adirondack or any of its Subsidiaries that, as of December 31, 2025, is classified as “Other Real Estate Owned” and the book value thereof. (b) Section 3.25(b) of the Adirondack Disclosure Schedule sets forth a true, correct and complete list, as of December 31, 2025, of each Loan of Adirondack or any of its Subsidiaries that (i) is structured as a participation interest in a Loan originated by another person (each, a “Loan Participation”), including with respect to each such Loan Participation, the originating lender of the related Loan, the outstanding principal balance of the related Loan, the amount of the outstanding principal balance represented by the Loan Participation and the identity of the borrower of the related Loan, and (ii) where a cannabis-related business is a borrower or a guarantor. (c) Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Adirondack, each Loan of Adirondack and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of Adirondack and its Subsidiaries as secured Loans, has been secured by valid Liens, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions. (d) Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Adirondack, each outstanding Loan of Adirondack or any of its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Adirondack and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local Laws, regulations and rules. (e) None of the agreements pursuant to which Adirondack or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan. (f) There are no outstanding Loans made by Adirondack or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of Adirondack or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

(g) Since January 1, 2023, neither Adirondack nor any of its Subsidiaries has been subject to any fine, suspension, settlement, contract or other understanding or other regulatory, supervisory or administrative agreement, requirement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity relating to the origination, sale or servicing of mortgage or consumer Loans. 3.26 Insurance. (a) Adirondack and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Adirondack reasonably has determined to be prudent and consistent with industry practice, and Adirondack and its Subsidiaries are in compliance in all material respects with their insurance policies, each of which is listed in Section 3.26(a) of the Adirondack Disclosure Schedule, and are not in default under any of the terms thereof, each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Adirondack and its Subsidiaries, Adirondack or the relevant Subsidiary thereof is the sole beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. There is no claim for coverage by Adirondack or any of its Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy and neither Adirondack nor any of its Subsidiaries has knowledge of notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies (b) Section 3.26(b) of the Adirondack Disclosure Schedule sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by Adirondack Bank or its Subsidiaries, including the value of its BOLI. The value of such BOLI is and has been fairly and accurately reflected in the most recent balance sheet included in the Financial Statements in accordance with GAAP. 3.27 Subordinated Indebtedness. Adirondack has performed, or has caused its applicable Subsidiary to perform, all of the obligations required to be performed by it and its Subsidiaries and is not in default under the terms of the indebtedness or other instruments related thereto set forth on Section 3.28 of Adirondack Disclosure Schedule, including any indentures, junior subordinated debentures or trust preferred securities or any agreements related thereto. 3.28 No Investment Advisor Subsidiary; No Broker-Dealer Subsidiary. (a) No Adirondack Subsidiary is required to be registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. (b) No Adirondack Subsidiary is a broker-dealer or is required to be registered as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, and no employee of a Subsidiary of Adirondack is required to be registered, licensed or qualified as a registered representative of a broker-dealer under, and in compliance with, applicable Law.

3.29 No Other Representations or Warranties. (a) Except for the representations and warranties made by Adirondack in this Article III, neither Adirondack nor any other person makes any express or implied representation or warranty with respect to Adirondack, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Adirondack hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Adirondack nor any other person makes or has made any representation or warranty to Arrow, Merger Sub or any of their Affiliates or representatives with respect to any (i) financial projection, forecast, estimate, budget or prospective information relating to Adirondack, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by Adirondack in this Article III, oral or written information presented to Arrow, Merger Sub or any of their Affiliates or representatives in the course of their due diligence investigation of Adirondack, the negotiation of this Agreement or in the course of the transactions contemplated hereby. (b) Adirondack acknowledges and agrees that neither Arrow nor any other person has made or is making any express or implied representation or warranty with respect to Arrow, its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, other than those contained in Article IV. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ARROW AND MERGER SUB Except (a) as disclosed in the disclosure schedule delivered by Arrow to Adirondack concurrently herewith (the “Arrow Disclosure Schedule”); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in Arrow Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Arrow or Merger Sub that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to result in a Material Adverse Effect, and (iii) any disclosures made with respect to a section of this Article IV shall be deemed to qualify (1) any other section of this Article IV specifically referenced or cross-referenced and (2) other sections of this Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure applies to such other sections or (b) as disclosed in any Arrow Reports filed by Arrow after January 1, 2023 and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly nonspecific or cautionary, predictive or forward-looking in nature), Arrow and Merger Sub hereby represent and warrant to Adirondack as follows: 4.1 Corporate Organization. (a) Arrow is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York and is a bank holding company duly registered under the BHC Act. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of Arrow and Merger Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Arrow and Merger Sub is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Arrow. True and complete copies of the Arrow Articles, the Arrow Bylaws, articles of incorporation of Merger Sub (the “Merger Sub Certificate”) and bylaws of Merger Sub (the “Merger Sub Bylaws”) as in effect as of the date of this Agreement, have previously been made available by Arrow to Adirondack. (b) Arrow Bank is a national bank, duly organized, validly existing and in good standing under the Laws of the United States. The deposits of Arrow Bank are insured by the FDIC through the DIF to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due and no proceedings for the termination of such insurance are pending or threatened. (c) Each Subsidiary of Arrow (a “Arrow Subsidiary”) (i) is duly organized and validly existing under the Laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable Law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Arrow, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of Arrow to pay dividends or distributions except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. Except as set forth in Section 4.1(c) of the Arrow Disclosure Schedule, there are no Subsidiaries of Arrow other than Arrow Bank that have or are required to have deposit insurance. Section 4.1(c) of the Arrow Disclosure Schedule sets forth a true and complete list of all Subsidiaries of Arrow as of the date hereof. True and complete copies of the organizational documents of each Arrow Subsidiary as in effect as of the date of this Agreement have previously been made available by Arrow to Adirondack. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of Arrow other than the Arrow Subsidiaries. 4.2 Capitalization. (a) As of the date of this Agreement, the authorized capital stock of Arrow consists of 30,000,000 shares of Arrow Common Stock and 1,000,000 shares of preferred stock, $1.00 par value per share (the “Arrow Preferred Stock”). As of the date hereof, there are (i) 22,066,559 shares of Arrow Common Stock outstanding, including 105,758 shares of Arrow Common Stock outstanding in respect of Arrow restricted stock awards (“Arrow Restricted Stock Awards”), (ii) 5,556,009 shares of Arrow Common Stock held in treasury, (iii) no shares of Arrow Common Stock reserved for issuance upon the exercise of outstanding stock options to purchase shares of Arrow Common Stock granted under the Arrow Financial Corporation 2022

Long-Term Incentive Plan (“Arrow Stock Options”), (iv) 287,546 shares of Arrow Common Stock reserved for issuance under the Arrow Financial Corporation 2022 Long-Term Incentive Plan and, together with the Arrow Stock Options and the Arrow Restricted Stock Awards, the “Arrow Equity Awards,” (v) 43,076 shares of Arrow Common Stock reserved for issuance under the Arrow Financial Corporation 2023 Directors' Stock Plan, (vi) 273,146 shares of Arrow Common Stock reserved for issuance under the Arrow Financial 2023 Employee Stock Purchase Plan and (vii) no shares of Arrow Preferred Stock outstanding. As of the date of this Agreement, there are no other shares of capital stock or other equity or voting securities of Arrow issued, reserved for issuance or outstanding. The authorized capital stock of Merger Sub consists of 100 shares of Merger Sub Common Stock, all of which are issued and outstanding. All of the issued and outstanding shares of Arrow Common Stock and Merger Sub Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Arrow or Merger Sub may vote. Except as set forth on Section 4.2(a) of the Arrow Disclosure Schedule, no trust preferred or subordinated debt securities of Arrow are issued or outstanding. Other than Arrow Equity Awards issued prior to the date of this Agreement as described in this Section 4.2(a), as of the date of this Agreement there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, or valued by reference to, shares of capital stock or other equity or voting securities of or ownership interest in Arrow or Merger Sub, or contracts, commitments, understandings or arrangements by which Arrow may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in Arrow or Merger Sub, or that otherwise obligate Arrow or Merger Sub to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing. There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which Arrow or Merger Sub is a party or is bound with respect to the voting or transfer of Arrow Common Stock or Meger Sub Common Stock or other equity interests of Arrow or Merger Sub. (b) Arrow owns, directly or indirectly, all the issued and outstanding shares of capital stock or other equity ownership interests of each of the Arrow Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Arrow Bank Subsidiaries, as provided under any provision of applicable state law comparable to 12 U.S.C. § 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Arrow Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. 4.3 Authority; No Violation. (a) Each of Arrow and Merger Sub has full corporate power and authority to execute and deliver this Agreement and, subject to the shareholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Arrow and Merger Sub and by Arrow, as the sole shareholder of Merger Sub. The Board of Directors of Arrow has (i) determined that the transactions contemplated hereby, on the terms and conditions set forth in this Agreement, are advisable, fair to and in the best interests of Arrow and its shareholders, (ii) adopted, approved and declared advisable this Agreement and the transactions contemplated hereby (including the Merger and the Holdco Merger), and (iii) has adopted resolutions to the foregoing effect. The Board of Directors of Merger Sub has determined that the transactions contemplated hereby, on the terms and conditions set forth in this Agreement, are advisable to and in the best interests of Merger Sub and its sole shareholder, has adopted and approved this Agreement and the transactions contemplated hereby (including the Merger and the Holdco Merger), has directed that this Agreement be submitted to Merger Sub’s sole stockholder for approval, and has adopted resolutions to the foregoing effect. Except for (i) the authorization of the execution of the Bank Merger Agreement by the Board of Directors of Arrow Bank and the approval of the Bank Merger Agreement by Arrow as Arrow Bank’s sole shareholder and (ii) the adoption of resolutions to give effect to the provisions of Section 6.12 in connection with the Closing, no other corporate proceedings on the part of Arrow or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Arrow and Merger Sub and (assuming due authorization, execution and delivery by Adirondack) constitutes a valid and binding obligation of Arrow and Merger Sub, enforceable against Arrow and Merger Sub in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of Arrow Common Stock to be issued in the Merger have been validly authorized, when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of Arrow will have any preemptive right or similar rights in respect thereof. (b) Neither the execution and delivery of this Agreement by Arrow or Merger Sub, nor the consummation by Arrow or Merger Sub of the transactions contemplated hereby (including the Merger, the Holdco Merger and the Bank Merger), nor compliance by Arrow or Merger Sub with any of the terms or provisions hereof, will (i) violate any provision of the Arrow Articles, Arrow Bylaws, Merger Sub Certificate or Merger Sub Bylaws or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction, or any regulatory, administrative, or enforcement agreement applicable to Arrow, Merger Sub, any of the Arrow Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Arrow, Merger Sub or any of the Arrow Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Arrow, Merger Sub or any of the Arrow Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Arrow.

(c) The Board of Directors of Arrow Bank has approved the Bank Merger Agreement. Arrow, as the sole shareholder of Arrow Bank, has approved the Bank Merger Agreement, and the Bank Merger Agreement has been duly executed by Arrow Bank and (assuming due authorization, execution and delivery by Adirondack Bank) constitutes a valid and binding obligation of Arrow Bank, enforceable against Arrow Bank in accordance with its terms (except in all cases as may be limited by the Enforceability Exceptions). 4.4 Consents and Approvals. Except for (a) the filing of any required applications, filings and notices with the Nasdaq Global Select Market, (b) the filing of any required applications, waivers, filings and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications, filings and notices, (c) the filing of any required applications, filings and notices, as applicable, with the OCC, including under the Bank Merger Act (12 U.S.C. § 1828(c)), and approval of such applications, filings and notices, (d) the filing of any required applications, filings and notices, as applicable, as required by such other banking Laws in connection with the Bank Merger, and approval of such applications, filings and notices, (e) the filing with the SEC of the Proxy Statement and of the S-4 in which the Proxy Statement will be included as a prospectus, and the declaration of effectiveness of the S-4, (f) the filing of the Certificates of Merger with the New York Department of State pursuant to the NYBCL and the MDAT pursuant to the MGCL, and the filing of the Holdco Merger Certificates with the New York Department of State pursuant to the NYBCL, (g) the filing of the Bank Merger Certificate with the applicable Governmental Entities as required by applicable Law, and (i) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” Laws of various states in connection with the issuance of the shares of Arrow Common Stock pursuant to this Agreement and the approval of the quotation of such Arrow Common Stock on the Nasdaq Global Select Market, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by Arrow and Merger Sub of this Agreement, (ii) the consummation by Arrow and Merger Sub of the Merger and the other transactions contemplated hereby (including the Holdco Merger and the Bank Merger), (iii) the execution and delivery by Arrow Bank of the Bank Merger Agreement or (iv) the consummation by Arrow Bank of the Bank Merger. As of the date hereof, each of Arrow and Merger Sub is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger, the Holdco Merger and the Bank Merger on a timely basis. 4.5 Reports. (a) Except as set forth on Section 4.5 of the Arrow Disclosure Schedule, Arrow and each of its Subsidiaries have timely filed (or furnished) all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2024 with any Regulatory Agencies, including, without limitation, any report, registration or statement required to be filed (or furnished, as applicable) pursuant to the Laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Arrow. Subject to Section 9.14, (i) other than normal examinations conducted by a Regulatory Agency in the ordinary course of business of Arrow and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Arrow, investigation into the business or operations of Arrow or any of its Subsidiaries since January 1, 2024, (ii) there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Arrow or any of its Subsidiaries, and (iii) there have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Arrow or any of its Subsidiaries since January 1, 2024; in the case of each of clauses (i) through (iii), which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Arrow. (b) An accurate copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished by Arrow to the SEC since December 31, 2024 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act (the “Arrow Reports”) is publicly available. No such Arrow Report, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Arrow Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Arrow has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Arrow Reports. 4.6 Financial Statements. (a) The financial statements of Arrow and its Subsidiaries included (or incorporated by reference) in the Arrow Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Arrow and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Arrow and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filings with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Arrow and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Since January

1, 2024, no independent public accounting firm of Arrow has resigned (or informed Arrow that it intends to resign) or been dismissed as independent public accountants of Arrow as a result of, or in connection with, any disagreements with Arrow on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The financial statements of Arrow included in the consolidated reports of condition and income (call reports) of Arrow Bank complied, as of their respective dates of filing with the OCC, in all material respects with applicable accounting requirements and with the published instructions of the Federal Financial Institutions Examination Council with respect thereto. (b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Arrow, neither Arrow nor any of its Subsidiaries has any liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Arrow included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 (including any notes thereto) and for liabilities incurred in the ordinary course of business since September 30, 2025, or in connection with this Agreement and the transactions contemplated hereby. (c) The records, systems, controls, data and information of Arrow and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Arrow or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Arrow. Arrow (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to ensure that material information relating to Arrow, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Arrow by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Arrow’s outside auditors and the audit committee of Arrow’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which would reasonably be expected to adversely affect Arrow’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Arrow’s internal controls over financial reporting. Any such disclosures were made in writing by management to Arrow’s auditors and audit committee and true, correct and complete copies of such disclosures have been made available to Adirondack. To the knowledge of Arrow, there is no reason to believe that Arrow’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due and for so long as this Agreement continues in existence. (d) Since January 1, 2024, (i) neither Arrow nor any of its Subsidiaries, nor, to the knowledge of Arrow, any director, officer, auditor, accountant or representative of Arrow or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Arrow or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Arrow or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Arrow or any of its Subsidiaries, whether or not employed by Arrow or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Arrow or any of its officers, directors, employees or agents to the Board of Directors of Arrow or any committee thereof or, to the knowledge of Arrow, to any director or officer of Arrow. 4.7 Broker’s Fees. With the exception of the engagement of Hovde Group LLC (“Hovde”), neither Arrow nor any Arrow Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or the other transactions contemplated by this Agreement. Arrow has disclosed to Adirondack as of the date hereof the aggregate fees provided for in connection with the engagement by Arrow of Hovde related to the Merger and the other transactions contemplated hereby. 4.8 Absence of Certain Changes or Events. (a) Since December 31, 2024, no event or events, effect, change, circumstance, condition, occurrence or development have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Arrow. (b) Except as set forth on Section 4.8(b) of the Arrow Disclosure Schedule and in connection with the transactions contemplated by this Agreement, since December 31, 2024, Arrow and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business. 4.9 Legal Proceedings. (a) Except as set forth in Section 4.9(a) of the Arrow Disclosure Schedule, neither Arrow nor any of its Subsidiaries is a party to any, and there are no pending or, to Arrow’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Arrow or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement. (b) There is no injunction, order, judgment, or decree, or regulatory, supervisory, administrative, or enforcement restriction imposed upon Arrow, any of its Subsidiaries or the assets of Arrow or any of its Subsidiaries (or that, upon consummation of the Merger and the Holdco Merger, would apply to the Surviving Corporation or any of its

Affiliates) that would reasonably be expected to be material to Arrow and its Subsidiaries, taken as a whole. 4.10 Taxes and Tax Returns. (a) Each of Arrow and its Subsidiaries has duly and timely filed or caused to be filed (giving effect to all applicable extensions) all material Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct, and complete in all material respects and have been prepared in material compliance with all applicable laws and regulations. (b) All material Taxes of Arrow and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid or adequate reserves therefor have been made on the financial statements of Arrow and its Subsidiaries included (or incorporated by reference) in Arrow Reports (including the related notes, where applicable). Each of Arrow and its Subsidiaries has withheld and paid to the relevant Governmental Entity on a timely basis all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any person. (c) No claim has been made in writing by any Governmental Entity in a jurisdiction where Arrow or any of its Subsidiaries does not file Tax Returns that Arrow or such Subsidiary is or may be subject to taxation by that jurisdiction.There are no Liens for Taxes on any of the assets of Arrow or any of its Subsidiaries other than Liens for Taxes not yet due and payable. (e) Neither Arrow nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations, requests for information related to Tax matters, investigations, or other administrative or judicial proceedings regarding any material Tax of Arrow or its Subsidiaries or the assets of Arrow and its Subsidiaries, from any federal, state, local or foreign taxing authorities, which have not been paid, settled or withdrawn or for which adequate reserves have not been established. (f) Neither Arrow nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable year (or portion thereof) ending after the Closing Date as a result of any (i) intercompany transaction or excess loss account described in Treasury regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax law), (ii) installment sale or open transaction made on or prior to the Closing Date or (iii) prepaid amount received on or prior to the Closing Date. (g) Neither Arrow nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Arrow and its Subsidiaries). Neither Arrow nor any of its Subsidiaries has (i) been a member of an Affiliated group filing a consolidated federal income Tax Return (other than a group of which Arrow was the common parent) or (ii) any liability for the Taxes of any person (other than Arrow or any of its

Subsidiaries) arising from the application of Treasury regulation Section 1.1502-6, or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise. (h) Neither Arrow nor any of its Subsidiaries has distributed stock to another person, or has had its stock distributed by another person during the two-year period ending on the date hereof that was intended to be governed in whole or in part by Section 355 of the Code. (i) Neither Arrow nor any of its Subsidiaries has engaged in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1). (j) Neither Arrow nor any of its Subsidiaries has (i) deferred, extended or delayed the payment of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act or any “applicable taxes” under IRS Notice 2020-65, (ii) claimed any Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act (Public Law No. 116-127) and Section 2301 of the CARES Act, or (iii) sought, nor intends to seek, a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. § 636(a)), as added by Section 1102 of the CARES Act. (k) Neither Arrow nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Arrow or any of its Subsidiaries, and the IRS has not proposed any such change in accounting method. (l) Arrow and its Subsidiaries have not taken, and do not intend to take, any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code. 4.11 Employees and Employee Benefit Plans. (a) Section 4.11(a) of the Arrow Disclosure Schedule sets forth a true, correct and complete list of all Arrow Benefit Plans. For purposes of this Agreement, “Arrow Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, whether funded or unfunded, and all other pension, benefit, retirement, bonus, stock option, stock purchase, employee stock ownership, restricted stock, restricted stock unit, stock-based, performance award, phantom equity, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, retention, employment, consulting, termination, change in control, salary continuation, accrued leave, sick leave, vacation, paid time off, health, medical, disability, life, accidental death and dismemberment, insurance, welfare, fringe benefit and other similar plans, programs, policies, practices or arrangements or other contracts or agreements (and any amendments thereto) to or with respect to which Arrow or any Subsidiary or any trade or business of Arrow or any of its Subsidiaries, whether or not incorporated, all of which together with Arrow would be deemed a “single employer” within the meaning of Section 4001 of ERISA (an “Arrow ERISA Affiliate ”) is a party or has or could reasonably be expected to have any current or future obligation or that are sponsored, maintained, contributed to or required to be contributed to by Arrow or any of its Subsidiaries for the benefit of any current or former employee, officer, director, consultant or independent contractor (or any spouse or dependent of such individual) of Arrow or any of its Arrow ERISA Affiliates. (b) Each Arrow Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all Laws, including ERISA and the Code. Neither Arrow nor any of its Subsidiaries has taken any corrective action or made a filing under any voluntary correction program of the IRS, the DOL or any other Governmental Entity with respect to any Arrow Benefit Plan, and neither Arrow nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program. (c) Each Arrow Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS, which letter has not been revoked (nor has revocation been threatened), and, to the knowledge of Arrow, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any Arrow Qualified Plan or the exempt status of the related trust or increase the costs relating thereto. No trust funding any Arrow Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code. (d) Each Arrow Benefit Plan that is subject to Section 409A of the Code has been administered and documented in compliance with the requirements of Section 409A of the Code and the regulations thereunder. No payment to be made under any Arrow Benefit Plan is, or to the knowledge of Arrow, will be, subject to the penalties of Section 409A(a)(1) of the Code. (e) With respect to each Arrow Benefit Plan that is subject to Title IV or Section 302 of ERISA or Sections 412, 430 or 4971 of the Code: (i) no such Arrow Benefit Plan is in “at-risk” status for purposes of Section 430 of the Code, (ii) the present value of accrued benefits under such Arrow Benefit Plan, based on the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Arrow Benefit Plan’s actuary with respect to such Arrow Benefit Plan, did not as of the latest valuation date, exceed the then current fair market value of the assets of such Arrow Benefit Plan allocable to such accrued benefits, (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iv) all premiums to the PBGC have been timely paid in full, (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Arrow or any of its Subsidiaries, and (vi) the PBGC has not instituted proceedings to terminate any such Arrow Benefit Plan. (f) None of Arrow, its Subsidiaries nor any Arrow ERISA Affiliate has, at any time during the last six (6) years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan, and none of Arrow and its Subsidiaries nor Arrow ERISA Affiliates has incurred any liability to a Multiemployer Plan or a Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or a Multiple Employer Plan. (g) All contributions required to be made to any Arrow Benefit Plan by law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Arrow Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Arrow. (h) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to Arrow’s knowledge, no set of circumstances exists that may reasonably be expected to give rise to a claim, lawsuit or arbitration, against the Arrow Benefit Plans, any fiduciaries thereof with respect to their duties to the Arrow Benefit Plans or the assets of any of the trusts under any of the Arrow Benefit Plans that could reasonably be expected to result in any material liability of Arrow or any of its Subsidiaries to the PBGC, the IRS, the DOL, any Multiemployer Plan, a Multiple Employer Plan, any participant in any Arrow Benefit Plan or any other party. (i) To the knowledge of Arrow, none of Arrow and its Subsidiaries nor any Arrow ERISA Affiliate nor any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of Arrow Benefit Plans or their related trusts, Arrow, any of its Subsidiaries, any Arrow ERISA Affiliate or any person that Arrow or any of its Subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. (j) There are no pending or, to Arrow’s knowledge, threatened material labor grievances or material unfair labor practice claims or charges against Arrow or any of its Subsidiaries, or any strikes or other material labor disputes against Arrow or any of its Subsidiaries. Neither Arrow nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Arrow or any of its Subsidiaries and, to the knowledge of Arrow, there are no organizing efforts by any union or other group seeking to represent any employees of Arrow and any of its Subsidiaries and no employees of Arrow or any of its Subsidiaries are represented by any labor organization. 4.12 Compliance with Applicable Law. Arrow and each of its Subsidiaries hold, and have at all times since January 1, 2024, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Arrow, and, to the knowledge of Arrow, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. Arrow and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any applicable Laws of any Governmental Entity relating to Arrow or any of its Subsidiaries, including all Laws related to Compliance Areas. Each of Arrow’s Subsidiaries that is an insured depository institution has a Community Reinvestment Act rating of “satisfactory” or better, and no such Subsidiary anticipates that a current “satisfactory” or better rating will be reduced. Without limitation, none of Arrow or any of its Subsidiaries, or to the knowledge of Arrow, no director, officer, employee, agent or other person acting on behalf of Arrow or any of its Subsidiaries has, directly or indirectly, (a) used any funds of Arrow or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (b) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Arrow or any of its Subsidiaries, (c) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (d) established or maintained any unlawful fund of monies or other assets of Arrow or any of its Subsidiaries, (e) made any fraudulent entry on the books or records of Arrow or any of its Subsidiaries, or (f) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Arrow or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Arrow or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Arrow: (i) Arrow and each of its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state, federal and foreign law; and (ii) none of Arrow, any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true, correct and complete and accurately reflect the assets and results of such fiduciary account. 4.13 Certain Contracts. (a) Each Arrow material contract is valid and binding on Arrow or one of its Subsidiaries, as applicable, and is in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Arrow. Each Arrow material contract is enforceable against Arrow or the applicable Subsidiary and, to the knowledge of Arrow, the counterparty thereto (except as may be limited by the Enforceability Exceptions). Arrow and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Arrow material contract. To the knowledge of Arrow, each third-party counterparty to each Arrow material contract has in all material respects performed all obligations required to be performed by it under such Arrow material contract, and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Arrow or any of its Subsidiaries under any such Arrow material contract. Neither Arrow nor any Subsidiary of Arrow has received or delivered any notice of cancellation or termination of any Arrow material contract. 4.14 Agreements with Regulatory Agencies. Subject to Section 9.14 and except as set forth in Section 4.14 of the Arrow Disclosure Schedule, neither Arrow nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2024, a recipient of any supervisory letter from, or since January 1, 2024, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Arrow Disclosure Schedule, a “Arrow Regulatory Agreement”), nor has Arrow or any of its Subsidiaries been advised in writing, or to Arrow’s knowledge, orally, since January 1, 2024, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Arrow Regulatory Agreement, nor does Arrow believe that any such Arrow Regulatory Agreement is likely to be initiated, ordered or requested. Arrow and its Subsidiaries are in compliance in all material respects with each Arrow Regulatory Agreement to which it is a party or is subject. Arrow and its Subsidiaries have not received any notice from any Governmental Entity indicating that Arrow or its Subsidiaries is not in compliance in any material respect with any Arrow Regulatory Agreement. 4.15 Risk Management Instruments. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Arrow, (a) all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Arrow, any of its Subsidiaries or for the account of a customer of Arrow or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Arrow or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect; and (b) Arrow and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to Arrow’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. 4.16 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Arrow, Arrow and its Subsidiaries are in compliance, and have complied since January 1, 2024, with all Environmental Laws. There are no legal, administrative, arbitral or other proceedings, claims or actions, or, to the knowledge of Arrow any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Arrow or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or threatened against Arrow, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Arrow. To the knowledge of Arrow, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Arrow. Arrow is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of understanding by or with any Governmental Entity or other third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Arrow. 4.17 Investment Securities and Commodities. (a) Each of Arrow and its Subsidiaries has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Liens, except as set forth in the financial statements included in the Arrow Reports or to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Arrow or its Subsidiaries. Such securities and commodities are valued on the books of Arrow in accordance with GAAP in all material respects. (b) Arrow and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that Arrow believes are prudent and reasonable in the context of such businesses, and Arrow and its Subsidiaries have, since January 1, 2024, been in compliance with such policies, practices and procedures in all material respects. Prior to the date of this Agreement, Arrow has made available to Adirondack the material terms of such policies, practices and procedures. 4.18 Real Property. (a) Arrow has good and marketable title to all the real property owned by Arrow and its Subsidiaries (except properties sold or otherwise disposed of in accordance with Sections 5.1 and 5.2), free and clear of all Liens except Permitted Encumbrances. (b) Arrow or its Subsidiaries has valid leasehold interests in the real estate leases, subleases, licenses and occupancy agreements (together with any amendments, modifications, supplements, replacements, restatements and guarantees thereof or thereto, including any oral amendments) to which Arrow or any of its Subsidiaries is a party with respect to all real property leased, subleased, licensed or otherwise used or occupied by Arrow or any of its Subsidiaries on the date hereof (collectively, the “Arrow Leased Real Property”), whether in Arrow’s or any of its Subsidiaries’ capacity as lessee, sublessee, licensee, lessor, sublessor or licensor, as the case may be, free and clear of all Liens, except Permitted Encumbrances. Each Arrow Real Estate Lease is (i) valid, binding and in full force and effect without material default thereunder by the lessee or, to the knowledge of Arrow, the lessor, and (ii) enforceable against Arrow or the applicable Subsidiary and, to the knowledge of Arrow, the counterparty thereto (except as may be limited by the Enforceability Exceptions). Arrow and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Arrow Real Estate Lease, and to the knowledge of Arrow, each counterparty to each Arrow Real Estate Lease has in all material respects performed all obligations required to be performed by it under such Arrow Real Estate Lease, and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Arrow or any of its Subsidiaries under any Arrow Real Estate Lease. Arrow has made available to Adirondack a true, correct and complete copy of each written Arrow Real Estate Lease and each written amendment to any Arrow Real Estate Lease. (c) Neither Arrow nor any of its Subsidiaries has leased, subleased, licensed or otherwise granted any person a right to use or occupy all or any portion of any Arrow owned property or Arrow Leased Real Property. There are no pending or, to the knowledge of Arrow, threatened condemnation proceedings against the Arrow owned property or Arrow Leased Real Property. 4.19 Intellectual Property; Company Systems. (a) Arrow and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property necessary for the conduct of its business as currently conducted. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Arrow, (a) (i) the use of any Intellectual Property by Arrow and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Arrow or any Arrow Subsidiary acquired the right to use any Intellectual Property, and (ii) to the knowledge of Arrow, no person has asserted in writing to Arrow that Arrow or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person, (b) no person is challenging or, to the knowledge of Arrow, infringing on or otherwise violating, any right of Arrow or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to Arrow or its Subsidiaries, and (c) neither Arrow nor any Arrow Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by Arrow or any Arrow Subsidiary, and Arrow and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by Arrow and its Subsidiaries. (b) The computer, information technology and data processing systems, facilities and services used by Arrow or any Arrow Subsidiary, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Arrow Systems”), are reasonably sufficient for the conduct of the respective businesses of Arrow and each Arrow Subsidiary as currently conducted and Arrow Systems are in sufficiently good working condition to effectively perform all computing, information technology and data processing operations reasonably necessary for the operation of the respective businesses of Arrow and the Arrow Subsidiaries as currently conducted, in each case, except for such failures to be reasonably sufficient or in sufficiently good working condition that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Arrow. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Arrow since January 1, 2024, no third party has gained unauthorized access to any Arrow Systems owned or controlled by Arrow or any of the Arrow Subsidiaries. Arrow and the Arrow Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards (i) to protect Arrow Systems from unauthorized access and from disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials and (ii) that are designed for the purpose of reasonably mitigating the risks of cybersecurity breaches and attacks. Each of Arrow and Arrow Subsidiaries has in all material respects implemented reasonably appropriate backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards and sufficient to reasonably mitigate the risk of a material disruption to the operation of the respective businesses of Arrow and Arrow Subsidiaries. (c) Each of Arrow and the Arrow Subsidiaries has (i) complied in all material respects with all of its published privacy and data security policies and internal privacy and data security policies and guidelines, including with respect to the collection, storage, transmission, transfer, disclosure, destruction and use of personally identifiable information and (ii) taken commercially reasonable measures to ensure that all personally identifiable information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. (d) Since January 1, 2024, neither Arrow nor any of its Subsidiaries have (i) suffered any material personal data breach or material cybersecurity incident, (ii) received any written notice, request or other communication from any supervisory authority or any regulatory authority relating to any material breach or alleged material breach of their obligations under Laws related to data protection and/or privacy, (iii) received any written claim, complaint or other communication from any data subject or other person claiming a right to compensation under (or alleging breach of) any Laws related to data protection and/or privacy or (iv) experienced circumstances that could reasonably be expected to give rise to any of the consequences in the foregoing subclauses (i)-(iii) (inclusive). 4.20 Related Party Transactions. Except as set forth in Section 4.20 of the Arrow Disclosure Schedule, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, agreements, arrangements or understandings (other than (x) for payment of salaries and bonuses in the ordinary course of business for services rendered in the ordinary course of business, (y) reimbursement of customary and reasonable expenses incurred on behalf of Arrow and its Subsidiaries in the ordinary course of business in accordance with the bona fide expense reimbursement policies of Arrow and (z) benefits due under any Arrow Benefit Plan), between or among (a) Arrow or any of its Subsidiaries, on the one hand, and (b) (i) any (x) current or former director, president, vice president in charge of a principal business unit, division or function (such as sales, administration or finance), or other officer or person who performs a policy-making function, in each case, of Arrow or any of its Subsidiaries or (y) person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding Arrow Common Stock or (ii) any Affiliate or immediate family member of any person referenced in clause (y), on the other hand. 4.21 State Takeover Laws. No Takeover Statute is applicable to this Agreement, the Merger, the Holdco Merger, the Bank Merger or any of the other transactions contemplated by this Agreement under the NYBCL, the MGCL or any other Law. With respect to the transactions contemplated hereby, no holder of the capital stock of Arrow or Merger Sub is entitled to exercise any appraisal rights under the NYBCL or the MGCL or any successor statute, or any similar dissenter’s or appraisal rights. 4.22 Reorganization. Arrow has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger and the Holdco Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. 4.23 Opinion. Prior to the execution of this Agreement, the Board of Directors of Arrow has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of Hovde to the effect that as of the date of such opinion, and based upon and subject to the factors, assumptions, and limitations set forth therein, the Merger Consideration in the Merger is fair from a financial point of view to the holders of Arrow Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement. 4.24 Arrow Information. The information relating to Arrow and its Subsidiaries to be contained in the Proxy Statement and the S-4, and the information relating to Arrow and its Subsidiaries that is provided by Arrow or its representatives for inclusion in any other document filed with any Regulatory Agency or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Adirondack or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 (except for such portions thereof that relate only to Adirondack or any of its Subsidiaries) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. 4.25 Loan Portfolio. (a) Arrow has made available to Adirondack (i) a list of Borrowers with an outstanding balance plus unfunded commitments, if any, of $1,000,000 or more and under the terms of which the Borrower was, as of December 31, 2025, over ninety (90) days or more delinquent in payment of principal or interest, or (ii) a list of Loans with any director, executive officer or 5% or greater shareholder of Arrow or any of its Subsidiaries, or to the knowledge of Arrow, any Affiliate of any of the foregoing. (b) Arrow has made available to Adirondack a true, correct and complete list, as of December 31, 2025, of each Loan of Arrow or any of its Subsidiaries that is structured as a Loan Participation, including with respect to each such Loan Participation, the originating lender of the related Loan, the outstanding principal balance of the related Loan, the amount of the outstanding principal balance represented by the Loan Participation and the identity of the borrower of the related Loan. (c) Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Arrow, each Loan of Arrow and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of Arrow and its Subsidiaries as secured Loans, has been secured by valid Liens, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions. (d) Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Arrow, each outstanding Loan of Arrow or any of its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Arrow and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local Laws, regulations and rules. (e) None of the agreements pursuant to which Arrow or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan. (f) Since January 1, 2024, neither Arrow nor any of its Subsidiaries has been subject to any fine, suspension, settlement, contract or other understanding or other regulatory, supervisory or administrative agreement, requirement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity relating to the origination, sale or servicing of mortgage or consumer Loans. 4.26 Insurance. Arrow and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Arrow reasonably has determined to be prudent and consistent with industry practice, and Arrow and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Arrow and its Subsidiaries, Arrow or the relevant Subsidiary thereof is the sole beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. 4.27 Subordinated Indebtedness. Arrow has performed, or has caused its applicable Subsidiary to perform, all of the obligations required to be performed by it and its Subsidiaries and is not in default under the terms of the indebtedness or other instruments related thereto set forth on Section 4.2(a) of the Arrow Disclosure Schedule, including any indentures, junior subordinated debentures or trust preferred securities or any agreements related thereto. 4.28 No Investment Advisor Subsidiary; No Broker-Dealer Subsidiary. (a) Except as set forth on Section 4.28 of the Arrow Disclosure Schedule, no Arrow Subsidiary is required to be registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. (b) Except as set forth on Section 4.28 of the Arrow Disclosure Schedule, no Arrow Subsidiary is a broker-dealer or is required to be registered as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, and no employee of a Subsidiary of Arrow is required to be registered, licensed or qualified as a registered representative of a broker-dealer under, and in compliance with, applicable Law. 4.29 No Other Representations or Warranties. (a) Except for the representations and warranties made by Arrow in this Article IV, neither Arrow nor any other person makes any express or implied representation or warranty with respect to Arrow, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Arrow hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Arrow nor any other person makes or has made any representation or warranty to Arrow or any of its Affiliates or representatives with respect to any (i) financial projection, forecast, estimate, budget or prospective information relating to Arrow, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by Arrow in this Article IV, oral or written information presented to Arrow or any of its Affiliates or representatives in the course of their due diligence investigation of Arrow, the negotiation of this Agreement or in the course of the transactions contemplated hereby. (b) Arrow acknowledges and agrees that neither Adirondack nor any other person has made or is making any express or implied representation or warranty with respect to Adirondack, its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, other than those contained in Article III. ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS 5.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in either of the Adirondack Disclosure Schedule or the Arrow Disclosure Schedule), required by law or as consented to in writing by Adirondack, or Arrow, as the case may be (such consent not to be unreasonably withheld, conditioned or delayed), each of Adirondack and Arrow shall, and shall cause their respective Subsidiaries to, (a) conduct its business in the ordinary course in all material respects and consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships, (c) use reasonable best efforts to achieve full compliance with any outstanding Adirondack Regulatory Agreement, (d) use reasonable best efforts to address any finding in, and complete any recommended or required remedial action set forth in, any prior or future internal or external audit report relating to any Law or Compliance Areas, and (e) take no action that would reasonably be expected to adversely affect or materially delay the ability of either Adirondack or Arrow to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its respective covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis. 5.2 Adirondack Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Adirondack Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, Adirondack shall not, and Adirondack shall not permit any of its Subsidiaries to, without the prior written consent of Arrow (such consent not to be unreasonably withheld, conditioned or delayed): (a) other than (i) federal funds borrowings and Federal Home Loan Bank borrowings, in each case with a maturity not in excess of six (6) months (other than borrowings pursuant to the Federal Home Loan Bank 0% Development Advance (ZDA) Program) and (ii) deposits or other customary banking products such as letters of credit, in each case in the ordinary course of business, incur any indebtedness for borrowed money (other than indebtedness of Adirondack or any of its wholly-owned Subsidiaries to Adirondack or any of its wholly-owned Subsidiaries), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity; (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the Occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, except Adirondack Bank may declare, set aside and pay dividends to Adirondack only to the extent required to service the debt obligations of Adirondack, subject to any required Regulatory Approval; (iii) grant any stock options, stock appreciation rights, performance shares, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity-based awards or interests, or grant any person any right to acquire any shares of capital stock or other equity or voting securities of Adirondack or any of its Subsidiaries; (iv) issue, sell, transfer, encumber or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible (whether currently convertible or convertible only after the passage of time of the Occurrence of certain events) or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities, including any securities of Adirondack or its Subsidiaries, or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, including any securities of Adirondack or its Subsidiaries; (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, deposits or assets or any business to any individual, corporation or other entity other than a wholly-owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business, or pursuant to contracts or agreements in force at the date of this Agreement; (d) except for foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business, make any material investment in or acquisition of (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation, or formation of a joint venture or otherwise) any other person or the property, deposits or assets of any other person, in each case, other than a wholly-owned Subsidiary of Adirondack; (e) in each case except for transactions in the ordinary course of business, terminate, materially amend, or waive any material provision of, any Adirondack Contract or make any change in any instrument or agreement governing the terms of any of its securities, other than normal renewals of contracts without material adverse changes of terms to Adirondack, or enter into any contract that would constitute a Adirondack Contract if it were in effect on the date of this Agreement; (f) except as required under the terms of any Adirondack Benefit Plan existing as of the date hereof or as set forth on Section 5.2(f) of Adirondack Disclosure Schedule, (i) enter into, adopt or terminate any employee benefit or compensation plan, program, practice, policy, contract or arrangement for the benefit or welfare of any current or former employee, officer, director, independent contractor or consultant (or any spouse or dependent of such individual) that would be a Adirondack Benefit Plan if in effect on the date hereof, (ii) amend (whether in writing or orally) any Adirondack Benefit Plan, except to comply with applicable Law or the terms of this Agreement, (iii) increase the compensation or benefits payable to any current or former employee, officer, director, independent contractor or consultant (or any spouse or dependent of such individual), except for base salary or wage increases for employees (other than directors or executive officers) in connection with a promotion or change in responsibilities and to a level consistent with similarly situated peer employees, (iv) pay or award, or commit to pay or award, any bonuses or incentive compensation, except for bonuses or incentive compensation to be awarded in accordance with the terms and amounts set forth in Section 5.2(f) of the Adirondack Disclosure Schedule, (v) grant or accelerate the vesting of any equity or equity-based awards or other compensation, (vi) assuming receipt of any required regulatory approval(s), negotiate or enter into any new, or amend any existing, employment, severance, change in control, retention, bonus guarantee, collective bargaining agreement or similar agreement or arrangement, except as provided in Section 5.2(f) of the Adirondack Disclosure Schedule, (vii) assuming receipt of any required regulatory approval(s), fund any rabbi trust or similar arrangement, (viii) terminate the employment or services of any officer or any employee whose target total annual compensation is greater than $100,000, other than for cause (as determined in the ordinary course of business and consistent with past practice), (ix) assuming receipt of any required regulatory approval(s), hire or promote any officer, employee, independent contractor or consultant who has target total annual compensation greater than $100,000 or (x) waive, release or limit any Restrictive Covenant obligation of any current or former employee or contractor of the Adirondack or any of its Subsidiaries; (g) settle any material claim, suit, action or proceeding, except in the ordinary course of business in an amount and for consideration not in excess of $100,000 individually or in the aggregate, and that would not impose any material restriction on the business of Adirondack or its Subsidiaries or the Surviving Corporation; (h) take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger and the Holdco Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; (i) amend its certificate of incorporation, its bylaws or comparable governing documents of its Significant Subsidiaries; (j) materially restructure or materially change its investment securities, derivatives, wholesale funding or BOLI portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or (ii) purchase or otherwise acquire any investment security for its own account having a maturity date greater than three years; (k) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP; (l) (i) enter into any new line of business or (ii) except for any loan that has not been funded as of the date hereof and is set forth in Section 5.2(l) of the Adirondack Disclosure Schedule, make, renegotiate, renew, increase, extend, modify or purchase any Loan, other than in accordance with Adirondack loan policies and procedures in effect as of the date hereof, provided however, that the prior notification and approval of Arrow is required for any loan made pursuant to this Section 5.2(l) that is $2,000,000 or greater (consent shall be deemed given unless Arrow objects within seventy-two (72) hours of receiving a notification from Adirondack); (m) take any action that is intended or expected to result in any of representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement; (n) merge or consolidate itself or any of its Significant Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any of its Significant Subsidiaries; (o) make any material changes in policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, buying or selling rights to service Loans, (ii) investment, deposit pricing, risk and asset liability management or other banking and operating matters (including any change in the maximum ratio or similar limits as a percentage of capital exposure applicable with respect to the loan portfolio or any segment thereof) or (iii) hedging, in each case, except as required by Law or requested by a Governmental Entity; (p) make, or commit to make, any capital expenditures, except for capital expenditures in the ordinary course of business in amounts not exceeding $25,000 individually or $100,000 in the aggregate; (q) make, change or revoke any material Tax election, adopt or change any material Tax accounting method, file any material amended Tax Return, settle or compromise any Tax liability, claim or assessment or agree to an extension or waiver of the limitation period to any material Tax claim or assessment, grant any power of attorney with respect to material Taxes, surrender any right to claim a refund of material Taxes, enter into any closing agreement with respect to any material Tax or refund or amend any material Tax Return; (r) make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility; (s) materially reduce the amount of insurance coverage or fail to renew any material existing insurance policy, in each case, with respect to the key employees, properties or assets; (t) increase the size of the Adirondack or Adirondack Bank board of directors and/or appoint new directors thereto; (u) establish any accounts or relationships with any cannabis-related business, including opening any deposit or checking account or originating any loan to any cannabis- related business; or (v) agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section 5.2. 5.3 Arrow Forbearances.

During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Arrow Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by Law, Arrow shall not, and Arrow shall not permit any of its Subsidiaries to, without the prior written consent of Adirondack (such consent not to be unreasonably withheld, conditioned or delayed): (a) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the Occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, except, in each case, (A) regular quarterly cash dividends by Arrow at a rate paid in the ordinary course of business and increases thereto in the ordinary course of business, (B) dividends paid by any of the Subsidiaries of Arrow to Arrow or any of its wholly-owned Subsidiaries, (C) Arrow Bank may declare, set aside and pay dividends to Arrow, or (D) the acceptance of shares of Arrow Common Stock as payment for the exercise price of stock options or for withholding Taxes incurred in connection with the exercise of stock options or the vesting or settlement of equity compensation awards, in each case, in accordance with past practice and the terms of the applicable award agreements; (b) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, deposits or assets or any business to any individual, corporation or other entity other than a wholly-owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business, or pursuant to contracts or agreements in force at the date of this Agreement; (c) except for foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business, make any material investment in or acquisition of (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation, or formation of a joint venture or otherwise) any other person or the property, deposits or assets of any other person, in each case, other than a wholly-owned Subsidiary of Arrow; (d) settle any material claim, suit, action or proceeding, except (i) in the ordinary course of business in an amount and for consideration not in excess of $100,000 individually or in the aggregate, and that would not impose any material restriction on the business of Arrow or its Subsidiaries or the Surviving Corporation, or (ii) in a material claim, suit, action or proceeding where Arrow is the plaintiff; (e) take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(f) amend its articles of incorporation, its bylaws or comparable governing documents of its Significant Subsidiaries; (g) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP; (h) take any action that is intended or expected to result in any of the representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement; (i) merge or consolidate itself or any of its Significant Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Significant Subsidiaries; (j) make, change or revoke any material Tax election, adopt or change any material Tax accounting method, settle or compromise any Tax liability, claim or assessment or agree to an extension or waiver of the limitation period to any material Tax claim or assessment, grant any power of attorney with respect to material Taxes, surrender any right to claim a refund of material Taxes, enter into any closing agreement with respect to any material Tax or refund or amend any material Tax Return; (k) materially reduce the amount of insurance coverage or fail to renew any material existing insurance policy, in each case, with respect to the key employees, properties or assets; or (l) agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section 5.3. ARTICLE VI ADDITIONAL AGREEMENTS 6.1 Regulatory Matters. (a) Promptly after the date of this Agreement, Adirondack and Arrow shall prepare and file with the SEC the Proxy Statement and Arrow shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. The parties shall use reasonable best efforts to make such filings within sixty (60) days of the date of this Agreement. Each of Arrow and Adirondack shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filings, and Adirondack shall thereafter mail or deliver the Proxy Statement to its shareholders. Arrow shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Adirondack shall furnish all information concerning Adirondack and the holders of Adirondack Common Stock as may be reasonably requested in connection with any such action.

(b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, waivers, notices, petitions and filings (and, in the case of the regulatory applications or waiver requests to the Federal Reserve Board, OCC, and the NYDFS, as necessary, use their reasonable best efforts to make such filings within sixty (60) days of the date of this Agreement), to obtain as promptly as practicable all permits, consents, waivers, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger, the Holdco Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Arrow and Adirondack shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to Adirondack or Arrow, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, waivers, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby. As used in this Agreement, “Requisite Regulatory Approvals” means all regulatory authorizations, consents, waivers, orders or approvals (and the expiration or termination of all statutory waiting periods in respect thereof) (x) from the Federal Reserve Board, OCC, and the NYDFS and (y) set forth in Sections 3.4 and 4.4 that are necessary to consummate the transactions contemplated by this Agreement, including the Merger, the Holdco Merger and the Bank Merger, or those the failure of which to be obtained would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation. (c) Each party shall use its reasonable best efforts to respond to any request for information and resolve any objection that may be asserted by any Governmental Entity with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require Arrow or Adirondack or any of their respective Subsidiaries, and neither Arrow nor Adirondack nor any of their respective Subsidiaries shall be permitted (without the written consent of the other party), to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, waivers, approvals and authorizations of Governmental Entities or Regulatory Agencies that would reasonably be expected to have a material adverse effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger, the Holdco Merger and the Bank Merger (a “Materially Burdensome Regulatory Condition”). (d) To the extent permitted by applicable Law and subject to the terms of Section 9.14 of this Agreement, Arrow and Adirondack shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders, as applicable, and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice, request or application made by or on behalf of Arrow, Adirondack or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Holdco Merger, the Bank Merger and the other transactions contemplated by this Agreement. (e) To the extent permitted by applicable Law and subject to the terms of Section 9.14 of this Agreement, Arrow and Adirondack shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent, waiver or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed. 6.2 Access to Information; Confidentiality. (a) Upon reasonable notice and subject to applicable Laws and the terms of Section 9.14 of this Agreement, each of Arrow and Adirondack, for the purposes of verifying the representations and warranties of the other and preparing for the Merger, the related integration and systems conversion or consolidation, and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel, information technology systems, and records, and each shall cooperate with the other party in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally, and, during the period prior to the Effective Time, each of Arrow and Adirondack shall, and shall cause its respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities Laws or federal or state banking Laws (other than reports or documents that Arrow or Adirondack, as the case may be, is not permitted to disclose under applicable Law), and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Notwithstanding the foregoing, neither Arrow nor Adirondack nor any of their respective Subsidiaries shall be required to provide access to or to disclose (x) board and committee minutes that discuss any of the transactions contemplated by this Agreement or (y) information where such access or disclosure would violate or prejudice the rights of Arrow’s or Adirondack’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. (b) Each of Arrow and Adirondack shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, dated November 3, 2025, by and between Arrow and Adirondack, as amended, restated or otherwise modified (the “Confidentiality Agreement”).

(c) No investigation by either of the parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other party set forth herein. 6.3 Non-Control. Nothing contained in this Agreement shall give either Arrow or Adirondack, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each of Arrow and Adirondack shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations. 6.4 Shareholder Approvals. (a) Adirondack shall call, give notice of, convene and hold a meeting of its shareholders (the “Adirondack Meeting” to be held as soon as reasonably practicable but no later than 45 days after the S-4 is declared effective, for the purpose of obtaining (a) the Requisite Adirondack Vote, required in connection with this Agreement and the Merger and, (b) if so desired and mutually agreed, a vote upon other matters of the type customarily brought before a meeting of shareholders in connection with the approval of a merger agreement or the transactions contemplated thereby, and Adirondack shall use its reasonable best efforts to cause such meetings to occur as soon as reasonably practicable and on the same date and to set the same record date for such meetings. Such meeting may be held virtually, subject to applicable Law and the organizational documents of Adirondack, and Adirondack shall hire a proxy solicitor to assist in obtaining shareholder votes. (b) Subject to Section 6.4(c), Adirondack and its Board of Directors shall use their reasonable best efforts to obtain from the shareholders of Adirondack, including by communicating to the shareholders of Adirondack its recommendation (and including such recommendation in the Proxy Statement) that the shareholders of Adirondack approve this Agreement and the transactions contemplated hereby (the “Adirondack Board Recommendation”). Subject to Section 6.4(c), Adirondack and its Board of Directors shall not (i) withhold, withdraw, modify or qualify in a manner adverse to the other party, the Adirondack Board Recommendation, (ii) the Adirondack Board Recommendation in the Proxy Statement, (iii) adopt, approve, recommend or endorse an Acquisition Proposal or publicly announce an intention to adopt, approve, recommend or endorse an Acquisition Proposal, (iv) fail to publicly and without qualification (A) recommend against any Acquisition Proposal or (B) reaffirm the Adirondack Board Recommendation within ten (10) Business Days (or such fewer number of days as remains prior to the Adirondack Meeting) after an Acquisition Proposal is made public or any request by the other party to do so, or (v) publicly propose to do any of the foregoing (any of the foregoing, a “Recommendation Change”). (c) Subject to Section 8.1 and Section 8.2, if the Board of Directors of Adirondack, after receiving the advice of its outside counsel and, with respect to financial matters, its outside financial advisors, determines in good faith that it would more likely than not result in a violation of its fiduciary duties under applicable Law to make or continue to make the Adirondack Board Recommendation, the Adirondack Board of Directors may, prior to the receipt of the Requisite Adirondack Vote, submit this Agreement to its shareholders without recommendation (which, for the avoidance of doubt, shall constitute a Recommendation Change) (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event the Adirondack Board of Directors may communicate the basis for its lack of a recommendation to its shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law; provided, that the Adirondack Board of Directors may not take any actions under this sentence unless (i) such action is taken in response to an Acquisition Proposal that is not withdrawn as of the time of taking such action and such Acquisition Proposal constitutes a Superior Proposal and did not result from a breach of Section 6.13, and (ii) the Adirondack Board of Directors (A) gives Arrow at least three (3) Business Days’ prior written notice of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action (including the basis for determining that such Acquisition Proposal constitutes a Superior Proposal and the latest material terms and conditions of, and the identity of the third party making, any such Acquisition Proposal, or any amendment or modification thereof), (B) during such three (3) Business Day period, Adirondack has considered and negotiated (and has caused its Representatives to consider and negotiate) with Arrow in good faith (to the extent that Arrow desires to so negotiate) regarding any adjustments or modifications to the terms and conditions of this Agreement, and (C) at the end of such notice period, takes into account any amendment or modification to this Agreement proposed by Arrow (if applicable) and, after receiving the advice of Adirondack’s outside counsel and, with respect to financial matters, its outside financial advisors, determines in good faith that (x) it would nevertheless more likely than not result in a violation of its fiduciary duties under applicable Law to make or continue to make the Adirondack Board Recommendation, and (y) such Acquisition Proposal continues to constitute a Superior Proposal. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.4(c) and will require a new determination and notice period as referred to in this Section 6.4(c). 6.5 Legal Conditions to Merger. Subject in all respects to Section 6.1(c) of this Agreement, each of Arrow and Adirondack shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal and regulatory requirements that may be imposed on such party or its Subsidiaries with respect to the Merger, the Holdco Merger and the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, including the Merger, the Holdco Merger and the Bank Merger, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, waiver, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Arrow or Adirondack or any of their respective Subsidiaries in connection with the Merger, the Holdco Merger, the Bank Merger and the other transactions contemplated by this Agreement.

6.6 Stock Exchange Listing. (a) Arrow shall cause the shares of Arrow Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq Global Select Marketplace, subject to official notice of issuance, prior to the Effective Time. 6.7 Employee Matters. (a) During the period commencing on the Closing Date and ending on the first anniversary thereof (the “Continuation Period”), Arrow shall or shall cause the Surviving Corporation to provide the employees of Adirondack and its Subsidiaries who continue to be employed by Arrow or its Subsidiaries immediately following the Effective Time and are not subject to retention agreements (the “Continuing Employees”), while employed by the Surviving Corporation or its Subsidiaries after the Effective Time, with annual cash incentive opportunities. Those employees of Adirondack and its Subsidiaries who will not be employed by Arrow or any of its Subsidiaries immediately following the Effective Time, shall be entitled to receive from Adirondack or one of its Subsidiaries prior to the Effective Time (i) severance benefits in a lump sum in accordance with the severance program set forth in Section 6.7(a) of the Adirondack Disclosure Schedule, and (ii) PTO (exclusive of any sick leave) that has accrued but is unused as of the Effective Time. Those employees of Adirondack and its Subsidiaries who are offered retention bonuses pursuant to Section 6.7(c) to remain employed by Arrow or any of its Subsidiaries for a specified period of time following the Effective Time (but not continuing employment beyond the period set forth in the retention agreement), shall receive the same base salary as in effect immediately prior to the Effective Time and shall be entitled to receive from Arrow or one of its Subsidiaries at the end of the retention period if, and only if, such employee does not voluntarily terminate employment or whose employment is terminated for cause prior to the end of such retention period, (i) the amount of such retention bonus, (ii) severance benefits in a lump sum in accordance with the severance program set forth in Section 6.7(a) of the Adirondack Disclosure Schedule, and (ii) PTO (exclusive of any sick leave) that has accrued but is unused as of the Effective Time. Those employees of Adirondack and its Subsidiaries who are offered retention bonuses pursuant to Section 6.7(c) to remain employed by Arrow or any of its Subsidiaries for a specified period of time following the Effective Time and who decline the retention bonus and decide not to remain employed by Arrow or one of its Subsidiaries for the period of time set forth in the retention agreement, shall not be entitled to retention and severance benefits and shall not be entitled to the payment of any PTO that has accrued but is unused as of the Effective Time. (b) Except as otherwise set forth in this Section 6.7, during the Continuation Period, Arrow shall or shall cause the Surviving Corporation to provide the Continuing Employees, while employed by Arrow or its Subsidiaries after the Effective Time, with employee benefits and health insurance that are substantially similar in the aggregate to the employee benefits and health insurance provided to employees of Arrow and its Subsidiaries provided that, for purposes of this Section 6.7(b), employee benefits shall not include any defined benefit pension plan. (c) Arrow and Adirondack may provide a retention pool in the amount set forth in Section 6.7(c) of the Adirondack Disclosure Schedule in retention incentives to certain employees of Adirondack and its Subsidiaries who are not covered by a written employment agreement or change in control agreement for purposes of retaining such employees through and, in some circumstances, after the Closing Date, with the participating employees (including employees that will be retained through and after the Closing Date), amounts, and specific terms of such retention bonuses to be mutually determined by the President and Chief Executive Officer of Adirondack (or his designee) and the President and Chief Executive Officer of Arrow (or his designee). Such retention incentives will be in addition to, and not in lieu of, any severance payment, including the amount that may be paid pursuant to Section 6.7(h). Such designated employees will enter into retention agreements to be provided by Arrow and reasonably acceptable to Adirondack. (d) From and after the Effective Time, Arrow or the Surviving Corporation shall assume and honor all supplemental executive retirement plans that Adirondack and its Subsidiaries have with their current and former officers, directors and employees as listed in Section 6.7(d) of Adirondack Disclosure Schedule. (e) With respect to any employee benefit plans of Arrow or its Subsidiaries in which any Continuing Employees become eligible to participate on or after the Effective Time (the “New Plans”), Arrow shall or shall cause the Surviving Corporation to use best efforts to: (i) waive all exclusions and waiting periods with respect to participation and coverage requirements applicable to such Continuing Employees and their eligible dependents under any New Plans, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Adirondack Benefit Plan, (ii) provide each such Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid during the year in which the Closing Date occurs prior to the Effective Time under an Adirondack Benefit Plan (to the same extent that such credit was given under the analogous Adirondack Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any New Plans, and (iii) recognize all service of such Continuing Employees with Adirondack and its Subsidiaries (and their respective predecessors, if applicable) for all purposes in any New Plan; for purposes of eligibility, participation and vesting (but not for purposes of benefit accrual) provided that the foregoing service recognition shall not apply (A) to the extent it would result in duplication of benefits for the same period of services, (B) for purposes of any defined benefit pension plan, and (C) to any benefit plan that is a frozen plan or provides grandfathered benefits. (f) Unless otherwise agreed between Arrow and Adirondack, no later than ten (10) days prior to the Closing, effective as of the date immediately preceding the Closing Date and contingent upon the consummation of the Merger, Adirondack shall terminate the Adirondack Bank 401(k) Plan (the “Terminated Plan”). Adirondack shall take (or cause to be taken) all actions that are necessary or appropriate to fully vest all employees in his or her account balance under the Terminated Plan effective as of the Closing Date. Adirondack shall take (or cause to be taken) all actions that are necessary or appropriate to make all employee and employer contributions to the Terminated Plan on behalf of each Continuing Employee in respect of all periods of service ending on or prior to the Closing Date. At least two (2) Business Days prior to the Closing, Adirondack shall provide Arrow with resolutions adopted by Adirondack’s Board of Directors terminating the Terminated Plan the form and substance of which shall be subject to the prior written approval of Arrow, which will not be unreasonably withheld. Continuing Employees shall be eligible to participate, effective as of the Effective Time, in a 401(k) plan sponsored or maintained by Arrow or one of its Subsidiaries (the “Arrow 401(k) Plan”), it being agreed that there shall be no gap in participation in a tax-qualified defined contribution plan. Arrow and Adirondack shall take any and all actions as may be required, including amendments to any Arrow 401(k) Plan and/or Terminated Plan, to permit the Continuing Employees who are then actively employed to make rollover contributions to the Arrow 401(k) Plan of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code), in the form of cash, in kind benefits (if permitted by the Arrow 401(k) Plan), outstanding participant loans or a combination thereof. (g) As of the Effective Time, Arrow shall (i) for Continuing Employees, assume and honor any vacation or personal time off (excluding all sick leave, which for the avoidance of doubt, will not be paid to any employees of Adirondack and its Subsidiaries) (“PTO”) that has accrued but is unused as of the Effective Time under the applicable policies of Adirondack and its Subsidiaries (the “Adirondack PTO Policies”) (including any PTO carried over from a prior year in accordance with Adirondack PTO Policies), (ii) provide additional accruals to Continuing Employees following the Effective Time under the PTO policy of Arrow (“Arrow PTO Policy”) in the same manner as provided to employees of Arrow or its Subsidiaries, (iii) recognize all service of any Continuing Employee with Adirondack and its Subsidiaries for purposes of determining PTO under the Arrow PTO Policy, and (iv) for each employee whose employment is terminated as of the Closing Date, Adirondack shall pay prior to the Effective Time such terminated employee a lump sum cash amount equal to the value of his or her accrued but unused PTO (excluding all accrued sick leave), net of any applicable Taxes. (h) To each eligible Continuing Employee who is not covered by an employment, change in control or similar agreement or plan which provides for severance or similar payments whose employment is terminated involuntarily on or within twelve (12) months following the Closing Date, Arrow shall or shall cause the Surviving Corporation to: (i) provide severance benefits in a lump sum and which is summarized in Section 6.7(h) of the Adirondack Disclosure Schedule, and (ii) provide continued health insurance as required by Law under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) provided such terminated employee timely elects COBRA, with such terminated employee responsible to pay for all COBRA premiums, provided further, that, Arrow’s obligation to provide severance benefits under this Section 6.7(h) is subject to such employee’s execution (and non-revocation) of a release of claims, and provided further that Adirondack will pay prior to the Closing any such severance benefits for employees entitled to a severance payment at Closing. (i) As of the date of this Agreement, Adirondack and Arrow shall enter into settlement agreements with the individuals named in Section 6.7(i) of Adirondack Disclosure Schedule and in the form set forth in Section 6.7(i) of the Adirondack Disclosure Schedule, and which will be signed and dated by the parties on the same date this Agreement is executed. (j) Prior to Closing, Adirondack shall cause Adirondack Bank to transfer ownership of its company-owned automobiles to the individuals named in Section 6.7(j) of the Adirondack Disclosure Schedule, with such individuals to be responsible for any Taxes and tax withholding associated with the transfer of such automobiles, all of which shall be paid prior to the Effective Time.

(k) Nothing in this Agreement shall confer upon any employee, officer, director, independent contractor or consultant of Adirondack or any of its Subsidiaries or Affiliates any right to continue in the employ or service of the Surviving Corporation, Adirondack, Arrow or any Subsidiary or Affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, Adirondack, Arrow or any Subsidiary or Affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of Adirondack or any of its Subsidiaries or Affiliates at any time for any reason whatsoever, with or without cause. Except as specifically provided in this Agreement, nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Adirondack Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Corporation or any of its Subsidiaries or Affiliates to amend, modify or terminate any particular Adirondack Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including any current or former employee, officer, director, independent contractor or consultant (or any spouse or dependent of such individual) of Adirondack or any of its Subsidiaries or Affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. (l) Adirondack and its Subsidiaries agree to amend immediately after the execution of this Agreement the Adirondack and its Subsidiaries Employee Handbook to reflect the terms and payments provided for under this Section 6.7. 6.8 Indemnification; Directors’ and Officers’ Insurance. (a) From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless and shall advance expenses as incurred, in each case to the extent (subject to applicable Law and regulation) such persons are indemnified or entitled to such advancement of expenses as of the date of this Agreement by Adirondack pursuant to the Adirondack Certificate, Adirondack Bylaws, the governing or organizational documents of any Subsidiary of Adirondack, any indemnification agreements in existence as of the date hereof that have been disclosed to Arrow, or the NYBCL, each present and former director or officer of Adirondack and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Adirondack Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages, liabilities and other amounts incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director or officer of Adirondack or any of its Subsidiaries and pertaining to matters existing or Occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement; provided, that in the case of advancement of expenses, the Adirondack Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined in a final determination by a court of competent jurisdiction that such Adirondack Indemnified Party is not entitled to indemnification. (b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Adirondack (provided, that the Surviving Corporation may substitute its policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims against the present and former officers and directors of Adirondack or any of its Subsidiaries arising from facts or events which occurred at or before the Effective Time; provided, that the Surviving Corporation shall not be obligated to expend, on an annual basis, an amount in excess of 200% of the current annual premium paid as of the date hereof by Adirondack for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, Adirondack, in consultation with, but only upon the consent of Arrow, may (and at the request of Arrow, Adirondack shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six (6)-year prepaid “tail” policy under Adirondack’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap and, in such case, Arrow shall not have any further obligations under this Section 6.8(b), other than to maintain such prepaid “tail” policy. (c) The provisions of this Section 6.8 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Adirondack Indemnified Party and his or her heirs and representatives. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving person of such consolidation or merger, or (ii) transfers all or substantially all of its assets or deposits to any other person or engages in any similar transaction, then in each such case the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the Surviving Corporation will expressly assume the obligations set forth in this Section 6.8. The obligations of the Surviving Corporation under this Section 6.8 shall not be terminated or modified in a manner so as to adversely affect the Adirondack Indemnified Parties or any other person entitled to the benefit of this Section 6.8 without the prior written consent of the affected Adirondack Indemnified Party or affected person. 6.9 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Arrow, on the one hand, and a Subsidiary of Adirondack, on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the Holdco Merger or the Bank Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Arrow. 6.10 Advice of Changes. Arrow and Adirondack shall each promptly advise the other party of any effect, change, event, circumstance, condition, Occurrence or development (i) that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on it or (ii) that it believes would or would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, obligations, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.10 or the failure of any condition set forth in Sections 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Sections 7.2 or 7.3 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.10 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice. 6.11 Litigation. Each party shall give the other party prompt notice of any threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against either Arrow, Adirondack, or any of their respective Subsidiaries or any of their current or former directors or executive officers relating to the transactions contemplated by this Agreement (“Litigation”), and shall give the other party the opportunity to participate (at such other’s party’s expense) in the defense or settlement of any such Litigation. To the extent allowed by Law or regulation, each party shall give the other the right to review and comment on all filings or responses to be made by such party in connection with any such Litigation, and will in good faith take such comments into account. No party shall agree to settle any such Litigation without the other party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the other party shall not be obligated to consent to any settlement which does not include a full release of such other party and its Affiliates or which imposes an injunction or other equitable relief after the Effective Time upon the Surviving Corporation or any of its Affiliates. 6.12 Corporate Governance. (a) Arrow shall cause Arrow Bank to commit to make the charitable contributions as set forth in Section 6.12(b) of Adirondack Disclosure Schedule. (b) Each of Arrow and Arrow Bank shall take all actions necessary to cause the matters set forth on Exhibit D hereto to occur on the Closing Date. 6.13 Acquisition Proposals. (a) Adirondack agrees that it will not, and will cause each of its Subsidiaries and its officers, directors, employees, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Acquisition Proposal (other than the parties to this Agreement and their Representatives) or (iv) unless this Agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (whether written or oral, binding or nonbinding) (other than a confidentiality agreement referred to and entered into in accordance with this Section 6.13) in connection with or relating to any Acquisition Proposal. Notwithstanding the foregoing, in the event that after the date of this Agreement and prior to the receipt of the Requisite Adirondack Vote, Adirondack receives an unsolicited bona fide written Acquisition Proposal that did not result from a breach of this Section 6.13, Adirondack may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions with the person making the Acquisition Proposal but only to the extent that, prior to doing so, the Board of Directors of Adirondack concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its outside financial advisors) that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable Law; provided, that, prior to furnishing any confidential or nonpublic information permitted to be provided pursuant to this sentence, Adirondack shall have provided such information to Arrow and shall have entered into a confidentiality agreement with the person making such Acquisition Proposal on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with Adirondack. Adirondack will, and will cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than Arrow with respect to any Acquisition Proposal. Adirondack will promptly (within twenty-four (24) hours) advise Arrow following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal), will provide Arrow with an unredacted copy of any such Acquisition Proposal and any draft agreements, proposals or other materials received from or on behalf of the person making such inquiry or Acquisition Proposal in connection with such inquiry or Acquisition Proposal, and will keep Arrow apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal. Adirondack shall use its reasonable best efforts to (x) enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof and (y) within five (5) Business Days after the date thereof, request and confirm the return or destruction of any confidential information provided to any person (other than the parties to this Agreement and their Representatives in their capacity as such) pursuant to any such agreement. As used in this Agreement, “Acquisition Proposal” means, with respect to Adirondack, other than the transactions contemplated by this Agreement, as it may be amended from time to time, any offer, proposal or inquiry relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of Adirondack and its Subsidiaries or 25% or more of any class of equity or voting securities of Adirondack or its Subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of Adirondack, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 25% or more of any class of equity or voting securities of Adirondack or its Subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of Adirondack, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Adirondack or its Subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of Adirondack. As used in this Agreement, “Superior Proposal” means, with respect to Adirondack, any unsolicited bona fide written offer or proposal made by a third party to consummate an Acquisition Proposal that Adirondack’s Board of Directors determines in good faith (after receiving the advice of its outside counsel and, with respect to financial matters, its outside financial advisors); (x) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Adirondack’s common stock or all, or substantially all, of the assets of Adirondack; (y) would result in a transaction that (i) involves consideration to the holders of the shares of Adirondack’s common stock that is, after accounting for payment of the Termination Fee that may be required hereunder, more favorable, from a financial point of view, than the consideration to be paid to the holders of shares of Adirondack’s common stock pursuant to this Agreement, considering, among other things, the nature of the consideration being offered, and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond, or in addition to, those specifically contemplated hereby, and which proposal is not conditioned upon obtaining financing and (ii) is, in light of the other terms of such proposal, more favorable to the stockholders of Adirondack than the Merger and the other transactions contemplated by this Agreement; and (z) is reasonably likely to be completed on the terms proposed, in each case, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal. 6.14 Public Announcements. Arrow and Adirondack agree that the initial press release with respect to the execution and delivery of this Agreement shall be a release mutually agreed to by Arrow and Adirondack. Thereafter, Arrow and Adirondack shall each use their reasonable best efforts to (a) develop a joint communications plan and ensure that all press releases and other public disclosure (including communications to employees, agents and contractors) with respect to this Agreement or the transactions contemplated hereby are consistent with such joint communications plan and (b) consult with each other before issuing any press release or, to the extent practicable, otherwise making any public disclosure with respect to this Agreement or the transactions contemplated hereby, in each case, except in respect of any press release or public disclosure (i) required by Law or by obligations pursuant to any listing agreement with or rules of any securities exchange or (ii) the content and messaging of which is substantially similar to public disclosure previously made by Arrow or Adirondack either on the date of this Agreement or following the date of this Agreement and in accordance with this Section 6.14. 6.15 Change of Method. Adirondack and Arrow shall be empowered, upon their mutual agreement, at any time prior to the Effective Time, to change the method or structure of effecting the combination of Adirondack and Arrow (including the provisions of Article I), if and to the extent they both deem such change to be necessary, appropriate or desirable; provided, that no such change shall (a) alter or change the Exchange Ratio or the number of shares of Arrow Common Stock received by holders of Adirondack Common Stock in exchange for each share of Adirondack Common Stock or the Cash Consideration, (b) adversely affect the Tax treatment of holders of Adirondack

Common Stock or Arrow Common Stock pursuant to this Agreement, (c) adversely affect the Tax treatment of Adirondack or Arrow pursuant to this Agreement or (d) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 9.2. 6.16 Restructuring Efforts. If Adirondack shall have failed to obtain the Requisite Adirondack Vote at the duly convened Adirondack Meeting, or any adjournment or postponement thereof, Adirondack shall in good faith use its reasonable best efforts to negotiate a restructuring of the transactions contemplated by this Agreement (it being understood that neither party shall have any obligation to alter or change any material terms, including the Exchange Ratio or the amount or kind of the consideration to be issued to holders of the capital stock of Adirondack as provided for in this Agreement, in a manner adverse to such party or its shareholders) and/or resubmit this Agreement and/or the transactions contemplated hereby (or as restructured pursuant to this Section 6.16) to its shareholders for approval. 6.17 Takeover Statutes. None of Adirondack, Arrow, Merger Sub or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Adirondack Voting Agreements, the Merger or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and the members of its Board of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute. 6.18 Operating Functions. To the extent permitted by Law and upon Arrow’s request, Adirondack shall (and shall cause the Adirondack Subsidiaries to) regularly discuss and reasonably cooperate with Arrow and Arrow Bank in connection with (a) planning for the efficient and orderly combination of Adirondack and Arrow (including the combination of Arrow Bank and Adirondack Bank) and the operation of the Surviving Corporation and its Subsidiaries and (b) preparing for the consolidation of appropriate operating functions to be effective at the Effective Time or such later date as Arrow may decide. Each party shall cooperate with the other party in preparing to execute conversion or consolidation of systems and business operations generally (including by entering into customary confidentiality, non-disclosure and similar agreements with related service providers and other parties). Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, including this Article VI, complete control and supervision over its and its Subsidiaries’ respective operations.

ARTICLE VII CONDITIONS PRECEDENT 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) Shareholder Approvals. The Requisite Adirondack Vote shall have been obtained. (b) Nasdaq. The shares of Arrow Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for quotation on the Nasdaq Global Select Marketplace. (c) Regulatory Approvals. (i) All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated, and (ii) no such Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition. (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for such purpose shall have been initiated or threatened by the SEC and not withdrawn. (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, the Holdco Merger, the Bank Merger or any of the other transactions contemplated by this Agreement shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger, the Holdco Merger, the Bank Merger or any of the other transactions contemplated by this Agreement. 7.2 Conditions to Obligations of Arrow and Merger Sub. The obligations of Arrow and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Arrow at or prior to the Effective Time of the following conditions: (a) Representations and Warranties. The representations and warranties of Adirondack set forth in Sections 3.2(a), 3.7, 3.8(a) and 3.21 (in each case after giving effect to the lead-in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of another date, in which case as of such date), and the representations and warranties of Adirondack set forth in Sections 3.1, 3.2(b), 3.3(a) and 3.3(b)(i) (in each case, read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of another date, in which case as of such date). All other representations and warranties of Adirondack set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of another date, in which case as of such date); provided, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on Adirondack or the Surviving Corporation. Arrow shall have received a certificate dated as of the Closing Date signed on behalf of Adirondack by the Chief Executive Officer and the Chief Financial Officer of Adirondack to the foregoing effect. (b) Performance of Obligations of Adirondack. Adirondack shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Effective Time, and Arrow shall have received a certificate dated as of the Closing Date signed on behalf of Adirondack by the Chief Executive Officer and the Chief Financial Officer of Adirondack to such effect. (c) Federal Tax Opinion. Arrow shall have received the opinion of Robinson, Diss & Clowdus, in form and substance reasonably satisfactory to Arrow, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger and the Holdco Merger, taken together, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Arrow and Adirondack, reasonably satisfactory in form and substance to such counsel. (d) Limited Appraisal Shares. Holders of fewer than 5% of the outstanding shares of Adirondack Common Stock shall have perfected their appraisal rights to obtain the “fair value” of their shares of Adirondack Common Stock in accordance with Sections 9.13(c) and 623 of the NYBCL. 7.3 Conditions to Obligations of Adirondack. The obligation of Adirondack to effect the Merger is also subject to the satisfaction or waiver by Adirondack at or prior to the Effective Time of the following conditions: (a) Representations and Warranties. The representations and warranties of Arrow set forth in Sections 4.2(a), 4.7, 4.8(a) and 4.21 (in each case, after giving effect to the lead-in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of another date, in which case as of such date), and the representations and warranties of Arrow set forth in Sections 4.1, 4.2(b), 4.3(a) and 4.3(b)(i) (in each case, read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of another date, in which case as of such date). All other representations and warranties of Arrow set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of another date, in which case as of such date), provided, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on Arrow. Adirondack shall have received a certificate dated as of the Closing Date signed on behalf of Arrow by the Chief Executive Officer and the Chief Financial Officer of Arrow to the foregoing effect. (b) Performance of Obligations of Arrow and Merger Sub. Each of Arrow and Merger Sub shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Effective Time, and to effect the requirements referenced therein that are to be effected as of the Holdco Merger Effective Time, and Adirondack shall have received a certificate dated as of the Closing Date signed on behalf of Arrow by the Chief Executive Officer and the Chief Financial Officer of Arrow to such effect. (c) Federal Tax Opinion. Adirondack shall have received the opinion of Luse Gorman, in form and substance reasonably satisfactory to Adirondack, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger and the Holdco Merger, taken together, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Arrow and Adirondack, reasonably satisfactory in form and substance to such counsel. ARTICLE VIII TERMINATION AND AMENDMENT 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Requisite Adirondack Vote: (a) by mutual written consent of Arrow and Adirondack;

(b) by either Arrow or Adirondack if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger, the Holdco Merger or the Bank Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger, the Holdco Merger or the Bank Merger, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein; (c) by either Arrow or Adirondack if the Merger shall not have been consummated on or before the twelve (12) month anniversary of the date of this Agreement (the “Termination Date”), unless the failure of the Closing to Occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein; (d) by either Arrow or Adirondack (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of Adirondack, in the case of a termination by Arrow, or Arrow or Merger Sub, in the case of a termination by Adirondack, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if Occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by Arrow, or Section 7.3, in the case of a termination by Adirondack, and which is not cured within forty-five (45) days following written notice to Adirondack, in the case of a termination by Arrow, or Arrow, in the case of a termination by Adirondack, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date); (e) by Arrow prior to such time as the Requisite Adirondack Vote is obtained, if (i) Adirondack or the Board of Directors of Adirondack shall have made a Recommendation Change or (ii) Adirondack or the Board of Directors of Adirondack shall have breached its obligations under Section 6.4 or 6.13 in any material respect; (f) by Arrow or Adirondack, following the Adirondack Meeting (including any adjournments or postponements thereof), if Adirondack (i) has not breached any of its obligations under Section 6.4 or Section 6.13 in any material respect, and (ii) failed to obtain the Requisite Adirondack Vote at the Adirondack Meeting or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken. (g) by Adirondack if, without breaching Section 6.13 of this Agreement, Adirondack or Adirondack Bank shall contemporaneously enter into a definitive agreement with a third party providing a Superior Proposal.

The party desiring to terminate this Agreement pursuant to clauses (b) through (g) of this Section 8.1 shall give written notice of such termination to the other party in accordance with Section 9.5, specifying the provision or provisions hereof pursuant to which such termination is effected. 8.2 Effect of Termination. (a) In the event of termination of this Agreement by either Arrow or Adirondack as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Arrow, Merger Sub, Adirondack, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(b), Section 6.14 and this Section 8.2 and Article IX (other than Section 9.1) shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, none of Arrow, Merger Sub or Adirondack shall be relieved or released from any liabilities or damages arising out of its fraud or its willful and material breach of any provision of this Agreement. (b) (i) In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been communicated to or otherwise made known to the Board of Directors or senior management of Adirondack or shall have been made directly to the shareholders of Adirondack generally or any person shall have publicly announced (and not withdrawn at least two (2) Business Days prior to the Adirondack Meeting) an Acquisition Proposal, in each case with respect to Adirondack and (A) (x) thereafter this Agreement is terminated by either Arrow or Adirondack pursuant to Section 8.1(c) without the Requisite Adirondack Vote having been obtained (and all other conditions set forth in Sections 7.1 and 7.3 were satisfied or were capable of being satisfied prior to such termination) or (y) thereafter this Agreement is terminated by Arrow pursuant to Section 8.1(d) as a result of a willful breach of this Agreement by Adirondack, and (B) prior to the date that is twelve (12) months after the date of such termination, Adirondack enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then Adirondack shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Arrow, by wire transfer of same day funds, a fee equal to $3,619,000 (the “Termination Fee”); provided, that for purposes of this Section 8.2(b)(i), all references in the definition of Acquisition Proposal to “25%” shall instead refer to “50%.” (ii) In the event that this Agreement is terminated by Arrow pursuant to Section 8.1(e) or Adirondack pursuant to Section 8.1(g), then Adirondack shall pay Arrow, by wire transfer of same day funds, the Termination Fee within two (2) Business Days of the date of termination.

(c) Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages arising out of the other party’s fraud or its willful and material breach of any provision of this Agreement, in no event shall Adirondack be required to pay the Termination Fee more than once. (d) Each of Arrow and Adirondack acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if Adirondack fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, Arrow commences a suit which results in a judgment against the Adirondack for the Termination Fee or any portion thereof, Adirondack shall pay the costs and expenses of Arrow (including reasonable attorneys’ fees and expenses) in connection with such suit. In addition, if Adirondack fails to pay the amounts payable pursuant to this Section 8.2, then Adirondack shall pay interest on such overdue amounts (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the “prime rate” published in The Wall Street Journal on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full. The amount payable by Adirondack pursuant to Section 8.2(b), and this Section 8.2(d), constitute liquidated damages and not a penalty, and except in the case of fraud or willful and material breach, shall be the sole monetary remedy of Arrow in the event of a termination of this Agreement specified in such applicable section. ARTICLE IX GENERAL PROVISIONS 9.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Section 6.8 and for those other covenants and agreements contained herein and therein which by their terms apply or are to be performed in whole or in part after the Effective Time. 9.2 Amendment. Subject to compliance with applicable Law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite Adirondack Vote; provided, that after the receipt of the Requisite Adirondack Vote, there may not be, without further approval of the shareholders of Arrow or the shareholders of Adirondack, as applicable, any amendment of this Agreement that requires such further approval under applicable Law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto. 9.3 Extension; Waiver.

At any time prior to the Effective Time, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of Arrow or Merger Sub, in the case of Adirondack, or Adirondack, in the case of Arrow, (b) waive any inaccuracies in the representations and warranties of Arrow or Merger Sub, in the case of Adirondack, or Adirondack, in the case of Arrow, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained herein; provided, that after the receipt of the Requisite Adirondack Vote, there may not be, without further approval of the shareholders of Adirondack, as applicable, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable Law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. 9.4 Expenses. Except as otherwise provided in Section 8.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, that the costs and expenses of printing and mailing the Proxy Statement and all filing and other fees paid to the SEC or any other Governmental Entity in connection with the Merger or the Bank Merger shall be borne equally by Arrow and Adirondack. 9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail, upon confirmation of receipt, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice: (a) if to Arrow or Merger Sub, to: Arrow Financial Corporation 250 Glen Street Glens Falls, NY 12801 Attention: David S. DeMarco President and Chief Executive Officer Email: dave.demarco@arrowbank.com (b) With copies (which shall not constitute notice) to: Spierer, Woodward, Corbalis & Goldberg 5050 South Syracuse Street, Suite 900

Denver, CO 80237 Attention: Ernie Panasci Email: epanasci@practicallawyer.com (c) if to Adirondack, to: Adirondack Bancorp, Inc. 185 Genesee Street Utica, NY 13501 Attention: Rocco F. Arcuri, Sr. President and Chief Executive Officer Email: rarcuri@adirondackbank.com (d) With copies (which shall not constitute notice) to: Luse Gorman, PC 5335 Wisconsin Avenue, NW Suite 780 Washington, DC 20015 Attention: Jeffrey Cardone Marc Levy Email: jcardone@luselaw.com mlevy@luselaw.com 9.6 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” mean the date of this Agreement. As used in this Agreement, the “knowledge” of Adirondack means the actual knowledge of any of the officers of Adirondack listed on Section 9.6 of Adirondack Disclosure Schedule, and the “knowledge” of Arrow means the actual knowledge of any of the officers of Arrow listed on Section 9.6 of Arrow Disclosure Schedule. As used herein, (a) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the State of New York are authorized by law or regulatory or executive order to be closed, (b) “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (c) an “Affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person, (d) “made available” means any document or other information that was (i) provided by one party or its representatives to the other party and its representatives prior to the date hereof, (ii) included in the virtual data room of a party prior to the date hereof or (iii) filed by a party with the SEC and publicly available on EDGAR prior to the date hereof, (e) the “transactions contemplated hereby” and “transactions contemplated by this Agreement” shall include the Merger, the Holdco Merger and the Bank Merger and (f) “ordinary course” and “ordinary course of business” means the ordinary course of business consistent with past practice of the applicable person and with respect to either party shall take into account the commercially reasonable actions taken by such party and its Subsidiaries. Adirondack Disclosure Schedule and Arrow Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law. 9.7 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. 9.8 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. 9.9 Governing Law; Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to any applicable conflicts of law. (b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court sitting in the State of New York (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5. 9.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY

HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10. 9.11 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of Adirondack, in the case of Arrow or Merger Sub, or Arrow, in the case of Adirondack. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. 9.12 Specific Performance. The parties hereto agree that irreparable damage would Occur if any provision of this Agreement were not performed in accordance with its specific terms or otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief. 9.13 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable. 9.14 Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined or identified in 12 C.F.R. Part 4, 12 C.F.R. Part 261, 12 C.F.R. Part 309, or, New York Banking Law § 36.10, or New York Administrative Code Title 3, Part 7, of a Governmental Entity by any party to this Agreement to the extent prohibited by applicable Law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply. 9.15 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file or other electronic means to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of e-mail delivery of a “.pdf” format data file or other electronic means as a defense to the formation of a contract and each party hereto forever waives any such defense. [Signature Page Follows]

IN WITNESS WHEREOF, Arrow, Merger Sub and Adirondack have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written. ARROW FINANCIAL CORPORATION By: /s/ David S. DeMarco Name: David S. DeMarco Title: President and Chief Executive Officer ARROW MERGER SUB, INC. By: /s/ David S. DeMarco Name: David S. DeMarco Title: President ADIRONDACK BANCORP, INC. By: /s/ Rocco F. Arcuri, Sr. Name: Rocco F. Arcuri, Sr. Title: President and Chief Executive Officer

Exhibit A

PLAN OF BANK MERGER This PLAN OF BANK MERGER (this “Agreement”) is dated as of __________, 2026, by and between Adirondack Bank, a New York-chartered member bank (“Adirondack Bank”), and Arrow Bank National Association, a national banking association (“Arrow Bank”). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (as defined below). WHEREAS, Adirondack Bank is the wholly-owned subsidiary of Adirondack Bancorp, Inc., a New York corporation (“Adirondack”); WHEREAS, Arrow Bank is the wholly-owned subsidiary of Arrow Financial Corporation, a New York corporation (“Arrow”); WHEREAS, Arrow Merger Sub, Inc. (“Merger Sub”), is a Maryland corporation and a direct, wholly-owned subsidiary of Arrow; WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of February 25, 2026, by and between Arrow, Merger Sub, and Adirondack, Merger Sub will be merged with and into Adirondack (the “Merger”), with Adirondack as the interim surviving corporation (the “Interim Surviving Corporation”), and as soon as reasonably practicable following the Merger and as part of a single integrated transaction for purposes of the Internal Revenue Code of 1986, as amended, the Interim Surviving Corporation shall be merged with and into Arrow (the “Holdco Merger”), with Arrow as the surviving corporation (the “Surviving Corporation”); WHEREAS, Adirondack and Arrow desire that, after the Holdco Merger, Adirondack Bank shall merge with and into Arrow Bank pursuant to the Merger Agreement; WHEREAS, the Boards of Directors of each of Adirondack Bank and Arrow Bank each unanimously approved this Agreement; and WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement. NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Adirondack Bank and Arrow Bank agree as follows: Section 1. The Bank Merger. Subject to the terms and conditions set forth in this Agreement and in the Merger Agreement, pursuant to applicable federal and state laws and regulations, at the Effective Time (as defined in Section 6 of this Agreement), Adirondack Bank shall merge with and into Arrow Bank (the “Bank Merger”). Arrow Bank shall be the surviving entity (referred to in the Agreement, and sometimes referred to herein, as the “Surviving Bank”) of the Bank Merger and shall continue its corporate existence as a national banking association regulated by the Office of the Comptroller of the Currency (the “OCC”) following consummation of the Bank Merger. Upon consummation of the Bank Merger, the separate corporate existence of Adirondack Bank shall cease.

2 (a) Closing Date. A closing in respect of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures immediately prior to the Effective Time, or be held at the offices of Luse Gorman, PC in Washington, D.C., or such other place as the parties may mutually agree upon, at such time and on such date as Arrow Bank shall designate, which date shall be the Effective Date. (b) Name and Purpose. At the Effective Time, the name of the Surviving Bank shall be “Arrow Bank National Association”. The purpose of the Surviving Bank shall be to exist as a national banking association and to engage in activities incidental thereto in a manner consistent with federal laws and regulations applicable to national banking associations. (c) Articles of Association. From and after the Effective Time, the Articles of Association of Arrow Bank, as amended and in effect immediately prior to the Effective Time, shall be the Articles of Association of the Surviving Bank until amended in accordance with applicable law. (d) Bylaws. From and after the Effective Time, the Bylaws of Arrow Bank, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Bank until amended in accordance with applicable law. (e) Capital Stock. From and after the Effective Time, (i) each share of Adirondack Bank Stock issued and outstanding immediately prior to the Effective Time shall be canceled, and (ii) each share of common stock of Arrow Bank (“Arrow Bank Stock”) issued and outstanding immediately prior to the Effective Time, shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Bank issued and outstanding following consummation of the Bank Merger, until thereafter amended in accordance with applicable law and the Articles of Association of the Surviving Bank. No shares of Arrow Bank Stock shall be allocated to the sole shareholder of Adirondack Bank in the Bank Merger and no cash shall be paid to the sole shareholder of Adirondack Bank in the Bank Merger. (f) Directors. The directors of the Surviving Bank immediately after the Effective Time shall consist of the directors of the Surviving Bank in office immediately prior to the Effective Time except as noted in Exhibit A. Tenée Casaccio shall continue to serve as Chair of the Board of Directors of Arrow Bank. (g) Officers. The officers of the Surviving Bank immediately after the Effective Time shall consist of the officers of the Surviving Bank in office immediately prior to the Effective Time except as noted in Exhibit A. Section 2. Effects of the Bank Merger. At and after the Effective Time, the Bank Merger shall have the effects provided herein and set forth in the applicable provisions of federal law and any regulations promulgated thereunder. (a) Surviving Bank. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, the Surviving Bank shall be considered the same business and corporate entity as each of Arrow Bank and Adirondack Bank and

3 thereupon and thereafter all the property, rights, privileges, powers and franchises of Arrow Bank and of Adirondack Bank shall vest in the Surviving Bank, and all debts, liabilities, obligations, restrictions, disabilities and duties of Arrow Bank and of Adirondack Bank shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Bank. Any reference to either of Arrow Bank or Adirondack Bank in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of Arrow Bank or Adirondack Bank is a party shall not be deemed to have abated or to have been discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not been made or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of Arrow Bank or Adirondack Bank if the Bank Merger had not occurred. (b) Deposits. All deposit accounts of Adirondack Bank shall be and become deposit accounts in the Surviving Bank without change in their respective terms, maturity, minimum required balances or withdrawal value. Appropriate evidence of any deposit account in the Surviving Bank shall be provided by the Surviving Bank to the relevant deposit account holder of Adirondack Bank, as necessary, after consummation of the Bank Merger. All deposit accounts of Arrow Bank prior to consummation of the Bank Merger shall continue to be deposit accounts in the Surviving Bank after consummation of the Bank Merger without any change whatsoever in any of the provisions of such deposit accounts, including, without limitation, their respective terms, maturity, minimum required balances or withdrawal value. (c) Offices. At the Effective Time, the main office of the Surviving Bank shall be located in Glen Falls, New York. The former branch offices of Adirondack Bank shall be operated as branches of the Surviving Bank immediately following the Effective Time. Section 3. Approvals Required. The consummation of the Bank Merger contemplated by this Agreement is specifically conditioned upon receipt of all necessary regulatory approvals, consents, waivers or non-objections, including, but not limited to, the approvals, consents, waivers or non-objections of the FRB, OCC, and the New York State Department of Financial Services and the expiration of all applicable waiting periods with respect to the Bank Merger. Section 4. Conditions Precedent. The respective obligations of each party under this Agreement shall be subject to: (i) the receipt of all required regulatory approvals and the expiration of any required waiting periods specified by applicable federal law; (ii) the approval of this Agreement by Arrow in its capacity as sole shareholder of Arrow Bank; (iii) the approval of this Agreement by Adirondack in its capacity as sole shareholder of Adirondack Bank; and (iv) the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Effective Time of each of the conditions set forth in Article VII of the Merger Agreement.

4 Section 5. Representations. Each of Arrow Bank and Adirondack Bank represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). Section 6. Effective Date and Effective Time. The Bank Merger provided for herein shall become effective on the date and at the time specified in the Certification Letter provided by the OCC, which the OCC issues after all required documentation is provided to the OCC, provided, however, that submission of such documentation to the OCC in order to receive a Certification Letter shall not occur until all of the events set forth in Section 4 have taken place. The date specified in the Certification Letter for closing of the Bank Merger is herein called the “Effective Date.” The “Effective Time” of the Bank Merger shall be as specified in the Certification Letter or required documentation filed with or submitted to the OCC. Section 7. Amendments. To the extent permitted by applicable law, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto. Section 8. Termination. This Agreement shall terminate and forthwith become void automatically and without any action on the part of Arrow Bank or Adirondack Bank immediately upon the termination of the Merger Agreement in accordance with Article VIII thereof and, except as set forth in Article VIII of the Merger Agreement, there shall be no further liability on the part of Arrow Bank or Adirondack Bank upon such termination. Section 9. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party. Section 10. Successors. This Agreement shall be binding on the successors of Arrow Bank and Adirondack Bank. Section 11. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the United States of America, without regard for conflict of law provisions. (Remainder of page intentionally left blank)

A-1 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above. ARROW BANK NATIONAL ASSOCIATION By: ____________________________________ Name: David S. DeMarco Title: President and CEO ADIRONDACK BANK By: ____________________________________ Name: Rocco F. Arcuri, Sr. Title: President and CEO

Exhibit B

1 FORM OF ADIRONDACK BANCORP, INC. VOTING AGREEMENT This Voting Agreement (this “Agreement”), dated as of February 25, 2026, is entered into by and between Arrow Financial Corporation, a New York corporation (“Arrow”), Arrow Merger Sub, Inc., a Maryland corporation and a direct, wholly-owned subsidiary of Arrow (“Merger Sub”), and the undersigned (the “Shareholder”), a shareholder of Adirondack Bancorp, Inc., a New York corporation (“Adirondack”). WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, by and between Arrow, Merger Sub, and Adirondack, Merger Sub will be merged with and into Adirondack (the “Merger”), with Adirondack as the interim surviving corporation (the “Interim Surviving Corporation”), and as soon as reasonably practicable following the Merger and as part of a single integrated transaction for purposes of the Internal Revenue Code of 1986, as amended, the Interim Surviving Corporation will be merged with and into Arrow (the “Holdco Merger”), with Arrow as the surviving corporation (the “Surviving Corporation”); WHEREAS, as of the date of this Agreement, the Shareholder owns beneficially or of record, and has the power to vote or direct the voting of, certain shares of common stock, $5.00 value per share, of Adirondack (“Common Stock”) (all such shares of Common Stock owned beneficially or of record by Shareholder, the “Existing Shares”); and WHEREAS, as a condition and inducement for Arrow to enter into the Merger Agreement, Arrow has required that the Shareholder, in his or her capacity as a shareholder of Adirondack, enter into this Agreement, and the Shareholder has agreed to enter into this Agreement. NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Definitions. Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement. The following definition also applies to this Agreement: a. Beneficial Ownership. For purposes of this Agreement, the terms “beneficial owner” and “beneficially own” shall have the meaning set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). 2. Effectiveness; Termination. This Agreement shall be effective upon signing. If the Merger Agreement is terminated for any reason in accordance with its terms, this Agreement shall automatically terminate and be null and void and of no effect as of the date of the termination of the Merger Agreement; provided that (i) this Section 2 and Sections 8 through 13 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful or material

2 breach of any of his or her representations, warranties, covenants or other agreements set forth herein. 3. Voting Agreement. From the date hereof until the earlier of (a) the final adjournment of the Adirondack Shareholder Meeting or (b) the termination of this Agreement in accordance with its terms (the “Support Period”), the Shareholder irrevocably and unconditionally hereby agrees, that at any meeting (whether annual or special and each adjourned or postponed meeting) of Adirondack’s shareholders, however called, or in connection with any written consent of Adirondack’s shareholders, the Shareholder shall (i) appear at such meeting or otherwise cause all of his or her Existing Shares and all other shares of Common Stock or voting securities of Adirondack over which such Shareholder has acquired beneficial or record ownership after the date hereof and has the power to vote or direct the voting of (including any shares of Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Common Stock or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities or otherwise) (together with the Existing Shares, the “Shares”), which such Shareholder owns or controls as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the approval of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger and Holdco Merger, (B) in favor of any proposal to adjourn or postpone such meeting of Adirondack’s shareholders to a later date if there are not sufficient votes to approve the Merger Agreement, (C) against any action or proposal in favor of an Acquisition Proposal, without regard to the terms of such Acquisition Proposal, and (D) against any action, proposal, transaction or agreement that would reasonably be likely to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of Adirondack contained in the Merger Agreement, or of the Shareholder contained in this Agreement, or (2) prevent, impede, interfere with, delay, postpone, discourage or frustrate the purposes of or adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger and Holdco Merger; provided, that the foregoing applies solely to the Shareholder in his or her capacity as a shareholder and Shareholder makes no agreement or understanding in this Agreement in Shareholder’s capacity as a director or officer of Adirondack or any of its subsidiaries (if Shareholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Shareholder in Shareholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit or restrict Shareholder from exercising Shareholder’s fiduciary duties as a director or officer to Adirondack or its shareholders. For the avoidance of doubt, the foregoing commitments apply to any Shares held by any trust, limited partnership or other entity holding Shares for which the Shareholder serves in any partner, shareholder or trustee capacity. To the extent the Shareholder does not control, by himself or herself, the determinations of such shareholder entity, the Shareholder agrees to exercise all voting or other determination rights such Shareholder has in such shareholder entity to carry out the intent and purposes of his, her or its support and voting obligations in this paragraph and otherwise set forth in this

3 Agreement. The Shareholder covenants and agrees that, except for this Agreement, such Shareholder (x) has not entered into, and shall not enter into during the Support Period, any other voting agreement or voting trust with respect to the Shares and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Shares except any proxy to carry out the intent of this Agreement and any proxy granted for ordinary course proposals at an annual meeting. The Shareholder agrees not to enter into any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate the provisions and agreements set forth herein. 4. Transfer Restrictions. The Shareholder hereby agrees that such Shareholder will not, during the Support Period, without the prior written consent of Arrow, directly or indirectly, offer for sale, sell, transfer, assign, give, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Shares, or any interest therein, including the right to vote any Shares, as applicable (a “Transfer”); provided, that the Shareholder may (i) Transfer Shares pursuant to any currently existing pledge agreement or for estate planning or philanthropic purposes so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement and the Shareholder provides at least two (2) days’ prior written notice (which shall include the written consent of the transferee agreeing to be bound by and comply with the provisions of this Agreement), in which case the Shareholder shall remain jointly and severally liable for any breach of this Agreement by such transferee, (ii) bequeath Shares by will or operation of law, in which case this Agreement shall bind the transferee, (iii) surrender Shares to Adirondack in connection with the vesting, settlement or exercise of Adirondack equity awards to satisfy any withholding for the payment of taxes incurred in connection with such vesting, settlement or exercise, or, in respect of Adirondack equity awards, the exercise price thereon, or (iv) Transfer Shares as is otherwise permitted by Arrow in its sole discretion. 5. Representations of the Shareholder. The Shareholder represents and warrants to Arrow as follows:(a) if it is not a natural person, that it is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation and has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; (b) the Shareholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby; (c) this Agreement has been duly and validly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery of this Agreement by Arrow, constitutes a valid and legally binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, and no other action is

4 necessary to authorize the execution and delivery of this Agreement by the Shareholder or the performance of his or her obligations hereunder; (d) the execution and delivery of this Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon the Shareholder or the Shares (including under the certificate of incorporation and bylaws of Adirondack), nor require any authorization, consent or approval of, or filing with, any Governmental Entity; (e) the Shareholder beneficially owns (as such term is used in Rule 13d-3 of the Exchange Act) and has the power to vote or direct the voting of the Shares, and the number of such Shares as of the date of this Agreement is identified on the signature page hereto; (f) the Shareholder beneficially owns the Shares free and clear of any proxy, voting restriction, adverse claim or other lien (other than any restrictions created by this Agreement or under applicable federal or state securities laws); and (g) the Shareholder has read and is familiar with the terms of the Merger Agreement. The Shareholder agrees that the Shareholder shall not take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Shareholder of his or her obligations under this Agreement. The Shareholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as are necessary or reasonably requested by Arrow to confirm and assure the rights and obligations set forth in this Agreement. 6. Publicity. The Shareholder hereby authorizes Arrow and Adirondack to publish and disclose in any announcement or disclosure in connection with the Merger and Holdco Merger, including in the S-4, the Proxy Statement or any other filing with any Governmental Entity made in connection with the Merger and Holdco Merger, the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s obligations under this Agreement. The Shareholder agrees to notify Arrow as promptly as practicable of any inaccuracies or omissions in any information relating to the Shareholder that is so published or disclosed. 7. Entire Agreement; Assignment. The recitals are incorporated as a part of this Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than, if the Shareholder is a director or officer of Adirondack, with respect to any employment, non-competition, non-solicit or consulting agreement between the Shareholder and either Arrow or Adirondack, or its affiliates. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto; provided, however, that the rights under this Agreement are assignable by Arrow to a majority-owned

5 affiliate or any successor-in-interest of Arrow, but no such assignment shall relieve Arrow of its obligations hereunder. 8. Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Arrow would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with its specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by the Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Arrow may be entitled (including monetary damages), Arrow shall be entitled to seek injunctive relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof, and the Shareholder hereby waives any defense in any action for specific performance or an injunction or other equitable relief that a remedy at law would be adequate. The Shareholder further agrees that neither Arrow nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and the Shareholder irrevocably waives any right he or she may have to require the obtaining, furnishing or posting of any such bond or similar instrument. 9. Governing Law. This Agreement is governed by, and shall be interpreted in accordance with, the laws of the State of New York, without regard to any applicable conflict of law principles. 10. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) if to the Shareholder, to the address or e-mail address, as applicable, set forth in Schedule A hereto, and if to Arrow, all notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice: (a) if to Arrow or Merger Sub, to: Arrow Financial Corporation 250 Glen Street Glens Falls, NY 12801 Attention: David S. DeMarco President and Chief Executive Officer Email: dave.demarco@arrowbank.com (b) With copies (which shall not constitute notice) to: Spierer, Woodward, Corbalis & Goldberg 5050 South Syracuse Street, Suite 900 Denver, CO 80237

6 Attention: Ernie Panasci Email: epanasci@practicallawyer.com 11. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable. 12. Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Arrow and the Shareholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. 13. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) THE PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) THE PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) THE PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13. 14. Counterparts. The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement. [Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above. ARROW FINANCIAL CORPORATION By: David S. DeMarco Title: President and Chief Executive Officer [Additional Signatures on Next Page]

SHAREHOLDER: Name Address _____________________________ Address Number of Shares: ___________________

SCHEDULE A Shareholder Information Name, Address and E-Mail Address for Notices

Exhibit C

FORM OF LOCK-UP AGREEMENT THIS LOCK-UP AGREEMENT (this “Lock-Up Agreement”), dated as of February 25, 2026, is entered into by and between Arrow Financial Corporation, a New York corporation (“Arrow”), and the undersigned shareholder (the “Shareholder”) of Adirondack Bancorp, Inc., a New York corporation (the “Company”). WHEREAS, in connection with the proposed acquisition of the Company by Arrow, and in consideration of the Company, Arrow, and Merger Sub entering into that certain Agreement and Plan of Merger dated as of February 25, 2026, (the “Merger Agreement”), the receipt and sufficiency of such consideration being hereby acknowledged and accepted, and in order to induce Arrow to enter into the Merger Agreement, the Shareholder, who will receive [●] shares of Arrow Common Stock (the “Executive Arrow Shares”) in connection with the Merger, hereby agrees with Arrow as follows: 1. Lock-Up Periods. a. During the period commencing on the date on which the Effective Time occurs and ending at 5:00 p.m. Eastern Time on the date which is 180 days following the date on which the Effective Time occurs (the “180 Day Lock-Up Period”), the Shareholder will not directly or indirectly take any action to offer, sell, contract to sell, sell any option, warrant, or contract to purchase, purchase any option, warrant, or contract to sell, transfer, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition or otherwise) of any Executive Arrow Shares received by or to be received by the Shareholder pursuant to the Merger Agreement; b. During the period commencing on the date on which is 181 days following the date on which the Effective Time occurs and ending at 5:00 p.m. Eastern Time on the date which is 365 days following the date on which the Effective Time occurs (the “365 Day Lock-Up Period”), the Shareholder will not directly or indirectly take any action to offer, sell, contract to sell, sell any option, warrant, or contract to purchase, purchase any option, warrant, or contract to sell, transfer, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition or otherwise) of more than 10,000 shares of the Executive Arrow Shares on any single trading day received by or to be received by the Shareholder pursuant to the Merger Agreement; c. During the Lock-Up Period, the restrictions on disposition set forth in 1.a and b above shall apply to any swap or other derivative transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Executive Arrow Shares, whether any such transaction is to be settled by delivery of Arrow Common Stock or other securities, in cash, or otherwise; or

d. publicly disclose an intention to effect any transaction contemplated by this Section 1. 2. Any attempted transfer of the Executive Arrow Shares in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the stock transfer records of Arrow. 3. This Lock-Up Agreement shall not prohibit the Shareholder from making transfers of Executive Arrow Shares: a. (i) by will or operation of law as a result of the death of the Shareholder, in which case, this Agreement shall bind the transferee, and (ii) for bona fide estate planning purposes to the Shareholder’s (x) affiliates (as defined in the Merger Agreement) or (y) immediate family members (as defined below) (each, a “Permitted Transferee”), or (iii) upon the determination by Arrow that the Shareholder has suffered a Disability; provided that, in the case of the foregoing subclauses (i) and (ii) only, as a condition to such transfer, such Permitted Transferee shall be required to duly execute and deliver to Arrow a joinder to this Agreement (in form and substance reasonably satisfactory to Arrow); provided, further, that, in the case of the foregoing subclause (ii) only, the Shareholder shall remain jointly and severally liable for any breaches or violations by any such permitted transferee of the terms hereof. An immediate family member of Shareholder means any child, stepchild, parent, stepparent, spouse, sibling, mother- in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of Shareholder, and any person (other than a tenant or employee) sharing the household of Shareholder. 4. The Shareholder also agrees and consents to the entry of stop transfer instructions with Arrow and its transfer agent and registrar against the transfer of the Executive Arrow Shares, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, Arrow and its transfer agent are each hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. Arrow may cause a legend in the form set forth below, or a legend substantially equivalent thereto, to be placed upon any certificates or other documents, ledgers, or instruments evidencing the Shareholder’s ownership of the Executive Arrow Shares: THE SHARES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF ARROW FINANCIAL CORPORATION 5. If the Merger Agreement is terminated without the consummation of the Merger, this Lock-Up Agreement shall automatically terminate and shall be of no further force and effect. 6. Arrow agrees that upon the earlier of (i) the termination of the Merger Agreement or (ii) the expiration of the Lock-Up Period, it shall immediately and solely at Arrow’s own expense instruct Arrow’s transfer agent to remove any legend placed upon any certificates or other documents, ledgers, or instruments evidencing the Shareholder’s ownership of Executive Arrow Shares pursuant to the terms of this Lock-Up Agreement. 7. The Shareholder hereby represents and warrants that the Shareholder has full power and authority and legal capacity to enter into this Lock-Up Agreement. The Shareholder may not assign or delegate this Lock-Up Agreement or any of the Shareholder’s rights, interests, duties, or obligations hereunder without the prior written consent of Arrow. Subject to the preceding sentence, this Lock-Up Agreement and any obligations of the Shareholder hereunder shall be binding upon the heirs, executors, administrators, personal representatives, successors, and permitted assigns of the Shareholder. 8. The Shareholder understands that Arrow will proceed with the Merger in reliance on this Lock-Up Agreement. Moreover, the Shareholder understands and agrees that Arrow and the Company are relying upon the accuracy, completeness, and truth of the Shareholder’s representations, warranties, agreements, and certifications contained in this Lock- Up Agreement. 9. Arrow and the Shareholder agree that irreparable damage would occur if this Lock-Up Agreement is not performed in accordance with the terms hereof and that Arrow shall be entitled to equitable relief, including injunctive relief or specific performance of the terms hereof, in addition to any other remedy to which it is entitled at law or in equity. Furthermore, each of Arrow and the Shareholder hereby further waives any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief. Additionally, if Arrow institutes any legal suit, action, or proceeding (a “Legal Proceeding”) against the Shareholder to enforce, or otherwise arising out of, this Lock-Up Agreement, Arrow shall be entitled to receive, in addition to all other damages to which it may be entitled, all costs Arrow incurs in connection with such Legal Proceeding, including attorneys’ fees and expenses and court costs, if the Shareholder is found by a court to be at fault and liable. 10. All notices, requests, consents, and other communications required or permitted under or related to this Lock-Up Agreement shall be in writing and shall be deemed given, delivered, and effective (i) when delivered, if delivered personally, or if by e-mail, upon confirmation of receipt, (ii) on the fifth Business Day after mailing, if mailed by first class United States Mail, postage prepaid and return receipt requested, or (iii) on the first Business Day after mailing, if sent by a nationally recognized overnight delivery service, in each case addressed to, in the case of the Shareholder, the Shareholder’s address set forth on the signature page hereto, and, in the case of Arrow or the Company, their respective addresses set forth in the Merger Agreement. 11. This Lock-Up Agreement shall be governed by, and construed, interpreted, and enforced in accordance with, the laws of the State of New York, without regard to conflict of laws principles. 12. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Lock-Up Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in Oneida

County, New York (the “Chosen Courts”), and, solely in connection with claims arising under this Lock-Up Agreement or the transactions that are the subject of this Lock-Up Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 10. 13. This Lock-Up Agreement represents the entire understanding of Arrow and the Shareholder with respect to the subject matter hereof and supersedes any and all prior agreements, understandings, and arrangements, whether written or oral, between Arrow and the Shareholder with respect to such subject matter. 14. This Lock-Up Agreement may not be amended except by an instrument in writing signed on behalf of or by each of Arrow and the Shareholder. 15. Capitalized terms used and not otherwise defined in this Lock-Up Agreement shall have the meanings ascribed to such terms in the Merger Agreement. Whenever the words “include,” “includes,” and “including” are used in this Lock-Up Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not actually followed by such words. Any singular term used in this Lock-Up Agreement shall be deemed to include the plural, and any plural term the singular. Any gender reference in this Lock-Up Agreement shall be deemed to include all genders. Arrow and the Shareholder have participated jointly in the negotiation and drafting of this Lock-Up Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Lock-Up Agreement shall be construed as if drafted jointly by Arrow and the Shareholder and no presumption or burden of proof shall arise favoring or disfavoring either Arrow or the Shareholder by virtue of the authorship of any of the provisions of this Lock-Up Agreement. 16. This Lock-Up Agreement may be executed in multiple counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument. A facsimile or other electronic copy of a signature page to this Lock-Up Agreement shall be deemed to be, and shall have the same force and effect as, an original signature page. [signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Lock-Up Agreement effective as of the date first set forth above. ARROW FINANCIAL CORPORATION By: David S. DeMarco President and Chief Executive Officer SHAREHOLDER: Address:

Exhibit D

Exhibit D Effective as of the Holdco Merger Effective Time, in accordance with the Arrow Bylaws, Arrow shall appoint Rocco Arcuri, Sr. to the Board of Directors of Arrow and Arrow Bank. The Executive Officers of the Surviving Corporation and Surviving Bank shall include Rocco Arcuri, Sr., as Regional President and John Buffa, as Regional Senior Lending Officer. Advisory Board Prior to Closing, Arrow shall create an advisory board comprised of certain members of Adirondack’s executive management and board of directors as determined by Arrow in in its sole discretion after consultation with Adirondack. Each of Arrow and Arrow Bank shall take all actions necessary to cause the matters set forth on this Exhibit D to occur on the Closing Date.